AGREEMENT AND PLAN
                          OF REORGANIZATION AND MERGER

                                  BY AND AMONG

                           U.S. ENERGY SYSTEMS, INC.,
                              USE ACQUISITION CORP.
                                       and
                      ZAHREN ALTERNATIVE POWER CORPORATION




                          Dated as of November 28, 2000


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                                TABLE OF CONTENTS
                                                                                                 Page
                                    ARTICLE I

                        PLAN OF REORGANIZATION AND MERGER

SECTION 1.01.         The Merger ..............................................................   3
SECTION 1.02.         Effective Time ..........................................................   3
SECTION 1.03.         Effect of the Merger.....................................................   3
SECTION 1.04.         Certificate of Incorporation; By-Laws....................................   3
SECTION 1.05.         Directors and Officers...................................................   4

                                            ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01.         Conversion of Securities.................................................   4
SECTION 2.02.         Exchange of Certificates.................................................   7
SECTION 2.03          Stock Options............................................................   7
SECTION 2.04          Closing..................................................................   8
SECTION 2.05          Working Capital Adjustment...............................................   8
SECTION 2.06          Procedure for Non-Ordinary Course Liabilities............................  12

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                                 OF THE COMPANY

SECTION 3.01.         Organization; Business and Qualification.................................  13
SECTION 3.02.         Certificate of Incorporation and By-Laws.................................  13
SECTION 3.03.         Company Capital Structure................................................  14
SECTION 3.04.         Power and Authorization..................................................  15
SECTION 3.05.         Organization and Ownership of Shares of
                      Subsidiaries;Affiliates..................................................  15
SECTION 3.06.         Financial Statements.....................................................  16
SECTION 3.07.         Compliance with Laws.....................................................  17
SECTION 3.08          Permits..................................................................  17
SECTION 3.09.         Litigation; No Default...................................................  17
SECTION 3.10.         Taxes....................................................................  18
SECTION 3.11.         Assets; Title; Liens; Etc................................................  18
SECTION 3.12.         Books and Records; Bank Accounts, etc....................................  19
SECTION 3.13.         Powers of Attorney.......................................................  19
SECTION 3.14.         Conduct in the Ordinary Course; Absence of Certain
                      Changes, Events and Conditions...........................................  19
SECTION 3.15.         No Undisclosed Liabilities...............................................  21
SECTION 3.16.         Intellectual Property....................................................  21
SECTION 3.17.         Employee Benefit Plans; Labor Matters....................................  21
SECTION 3.18.         Employees................................................................  23
SECTION 3.19.         Projects.................................................................  23
SECTION 3.20.         Environmental Matters....................................................  23
SECTION 3.21.         Material Contracts.......................................................  26
SECTION 3.22.         Brokers..................................................................  29
SECTION 3.23.         Insurance................................................................  29
SECTION 3.24.         Related Party Transactions...............................................  29
SECTION 3.25.         Vote Required ...........................................................  30
SECTION 3.26.         Tax Credits..............................................................  30
SECTION 3.27.         Illinois Subsidy Program.................................................  30
SECTION 3.28.         Hancock Payment..........................................................  31
SECTION 3.29.         Status Under Certain Statutes............................................  31

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                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF

                              PARENT AND MERGER SUB

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SECTION 4.01.         Organization; Business and Qualification.................................  32
SECTION 4.02.         Certification of Incorporation and By-Laws...............................  32
SECTION 4.03.         Parent Capital Structure.................................................  32
SECTION 4.04.         Power and Authorization..................................................  34
SECTION 4.05.         Organization and Ownership of Shares of Subsidiaries;
                      Affiliates...............................................................  35
SECTION 4.06.         Compliance with Laws.....................................................  35
SECTION 4.07          Permits..................................................................  36
SECTION 4.08.         Litigation; No Default...................................................  36
SECTION 4.09.         Taxes....................................................................  36
SECTION 4.10.         Assets; Title; Liens; etc................................................  37
SECTION 4.11.         Books and Records; Bank Accounts, etc....................................  37
SECTION 4.12.         Powers of Attorney.......................................................  38
SECTION 4.13.         Conduct in the Ordinary Course; Absence of Certain
                      Changes, Events and Conditions...........................................  38
SECTION 4.14.         Intellectual Property....................................................  40
SECTION 4.15.         Employee Benefit Plans; Labor Matters....................................  40
SECTION 4.16.         Employees................................................................  42
SECTION 4.17.         Parent Projects..........................................................  42
SECTION 4.18.         Environmental Matters....................................................  42
SECTION 4.19.         Parent Material Contracts................................................  44
SECTION 4.20.         Brokers..................................................................  46
SECTION 4.21.         Insurance................................................................  46
SECTION 4.22.         Related Party Transactions...............................................  46
SECTION 4.23.         Vote Required ...........................................................  47
SECTION 4.24.         SEC Filings; Parent Financial Statements.................................  47
SECTION 4.25.         Ownership of Merger Sub; No Prior Activities.............................  48
SECTION 4.26.         Status Under Certain Statutes............................................  48


                                    ARTICLE V

                                    COVENANTS

SECTION 5.01.         Conduct of Business by the Company Pending the Closing...................  49
SECTION 5.02.         Conduct of Business by Parent Pending the Closing........................  52
SECTION 5.03.         Cooperation..............................................................  54
SECTION 5.04.         Notices of Certain Events................................................  54
SECTION 5.05.         Contractual Consents.....................................................  55


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS


SECTION 6.01.         Proxy Statement and other SEC Filings....................................  55
SECTION 6.02.         Stockholders' Meetings...................................................  56
SECTION 6.03.         Access to Information....................................................  57
SECTION 6.04.         Appropriate Action; Consents; Filings....................................  57
SECTION 6.05.         Update Disclosure; Breaches..............................................  60
SECTION 6.06.         Public Announcements.....................................................  60
SECTION 6.07.         Employee Matters.........................................................  60
SECTION 6.08.         Assumption of Agreements.................................................  61
SECTION 6.09.         Indemnification of Directors and Officers................................  61
SECTION 6.10.         Obligations of Merger Sub................................................  63
SECTION 6.11          Audited Financial Statements.............................................  63
SECTION 6.12          Representation Letters ..................................................  63
SECTION 6.13          ESI Options..............................................................  63
SECTION 6.14          AJG Gasco Transaction....................................................  64
SECTION 6.15          Plan of Recapitalization.................................................  64

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                                   ARTICLE VII

                               CLOSING CONDITIONS

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SECTION 7.01.         Conditions to Obligations of Each Party Under This
                      Agreement................................................................  64
SECTION 7.02.         Additional Conditions to Obligations of Parent...........................  64
SECTION 7.03.         Additional Conditions to Obligations of the Company......................  67


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.         Termination..............................................................  69
SECTION 8.02.         Effect of Termination....................................................  70
SECTION 8.03.         Amendment................................................................  71
SECTION 8.04.         Waiver...................................................................  71
SECTION 8.05.         Fees and Expenses........................................................  71


                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01.         Nonsurvival of Representations, Warranties and Agreements................  71
SECTION 9.02.         Notices..................................................................  71
SECTION 9.03          Headings.................................................................  73
SECTION 9.04.         Severability.............................................................  73
SECTION 9.05.         Entire Agreement.........................................................  73
SECTION 9.06.         Assignment...............................................................  73
SECTION 9.07.         Parties in Interest......................................................  73
SECTION 9.08.         Mutual Drafting..........................................................  73
SECTION 9.09.         Governing Law............................................................  73
SECTION 9.10.         Jurisdiction.............................................................  74
SECTION 9.11.         Counterparts.............................................................  74
SECTION 9.12          Appointment of Agent.....................................................  74
EXHIBITS
EXHIBIT 2.01(a-1)                   PARENT WARRANTS
EXHIBIT 2.01(a-2)                   GUARANTEE OF USE
EXHIBIT 2.01(a-3)                   GUARANTEE OF CINERGY
EXHIBIT 6.07(b)                     LEASE EXTENSION
EXHIBIT 6.13                        FORM OF ESI OPTION AGREEMENT TERM SHEET
EXHIBIT 6.15                        CERTIFICATE OF DESIGNATION

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EXHIBIT 7.01(d)                     YESCO AGREEMENT

EXHIBIT 7.01(e-1)                   FORM OF CINERGY SUBSCRIPTION AGREEMENT
EXHIBIT 7.01(e-2)                   FORM OF CINERGY GASCO PURCHASE AND SALE
                                    AGREEMENT
EXHIBIT 7.01(e-3)                   FORM OF MERGER SUB STOCKHOLDERS AGREEMENT

EXHIBIT 7.01(f-1)                   FORM OF AJG AGREEMENT
EXHIBIT 7.02(c-1)                   FORM OF ZAHREN EMPLOYMENT AGREEMENT
EXHIBIT 7.02(c-2)                   FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT 7.02(c-3)                   FORM OF INDEMNIFICATION AGREEMENT
EXHIBIT 7.02(c-4)                   FORM OF ESCROW AGREEMENT
EXHIBIT 7.02(c-5)                   FORM OF VOTING AGREEMENT
EXHIBIT 7.02(c-6)                   FORM OF TERMINATION FEE AGREEMENT
EXHIBIT 7.02(d)                     FORM OF COMPANY COUNSEL OPINION LETTER
EXHIBIT 7.02(i)                     FORM OF REPRESENTATION LETTER
EXHIBIT 7.03(d)                     FORM OF PARENT COUNSEL OPINION LETTER
EXHIBIT 7.03(k)                     FORM OF PARENT BY-LAWS

ANNEXES
ANNEX 1                             DEFINED TERMS
ANNEX 2                             FORM OF CERTIFICATE OF DESIGNATION FOR
                                     PARENT SERIES C PREFERRED STOCK
ANNEX 3                             FORM OF SIGNING OPTION
ANNEX 4                             COMPANY AGREEMENT WITH EWING MONROE
                                     BEMIS & CO
ANNEX 5                             CERTIFICATE OF INCORPORATION OF THE
                                     SURVIVING CORPORATION

SCHEDULES
SCHEDULE 2.01(a)                    MERGER CONSIDERATION
SCHEDULE 2.03                       CERTAIN EMPLOYEES OF SURVIVING CORPORATION

                                    COMPANY DISCLOSURE SCHEDULE
                                    PARENT DISCLOSURE SCHEDULE

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                  AGREEMENT AND PLAN OF REORGANIZATION  AND MERGER,  dated as of
November 28, 2000 (this "Agreement"), among U.S. ENERGY SYSTEMS, INC., a Delaware corporation ("Parent"), USE ACQUISITION CORP., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and ZAHREN ALTERNATIVE POWER CORPORATION, a Delaware corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

                  WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to the stockholders of the Company and is in the best interests of such stockholders;

                  WHEREAS, the Board of Directors of Parent has determined that the Merger is fair to the stockholders of Parent and is in the best interests of such stockholders;

                  WHEREAS, certain stockholders of the Company, certain stockholders of Parent, and Parent have entered into a stockholders and voting agreement in the form attached hereto as Exhibit 7.02(c-5) (the "Voting Agreement") in which such stockholders have agreed to vote their shares in favor of the Merger;

                  WHEREAS, Energy Systems Investor LLC ("ESI") has exercised its option (the "ESI Option") to purchase 861,110 shares of Series A Preferred of Parent for an aggregate purchase price of $7,750,000;

                  WHEREAS, the Company and Yankee Energy Gas Company ("YESCO") will enter into an agreement (the "YESCO Agreement"), a draft of which is attached hereto as Exhibit 7.01(e04) provided to Parent, whereby the Company shall purchase interests in certain operating projects and equipment from YESCO prior to the Effective Time on terms and conditions substantially in conformance with the YESCO Agreement or on such other terms as the Company and Parent shall agree (the "YESCO Transaction");

                  WHEREAS, the Company and AJG Financial Services Inc. ("AJG") have entered into an agreement (the "AJG Agreement") in the form attached hereto as Exhibit 7.01(f) whereby AJG has agreed, prior to the Effective Time, to (i) maintain certain limited partnership or limited liability company interests in electrical generating projects held by the Company and (ii) acquire certain limited partnership or limited liability company interests in electrical generating projects to be purchased by the Company from YESCO (the "AJG Genco Transaction");

                 WHEREAS, the Company will transfer to AJG, prior to the Effective Time, (i) certain limited partnership or limited liability company interests in gas operating projects held by the Company, and (ii) certain limited partnership or limited liability company interests in gas operating projects to be purchased by the Company from YESCO (the "AJG Gasco Transaction");

                  WHEREAS, concurrently herewith, Cinergy Energy Solutions, Inc. ("CES"), an indirect, wholly-owned subsidiary of Cinergy Solutions Holding Company, Inc. ("CSHC"), Parent and Merger Sub have entered into a subscription agreement in the form attached hereto as Exhibit 7.01(e-1) (the "Cinergy Subscription Agreement") which shall become effective as of the Effective Time and whereby CES shall make an investment of $11,500,000 in Merger Sub;

                  WHEREAS, the Company will, on or after the Effective Time, arrange for the transfer from AJG to Cinergy Gasco Solutions, LLP ("CGS"), an indirect, wholly-owned subsidiary of CSHC, of the limited partnership and limited liability company interests in gas operating projects transferred to AJG pursuant to the AJG Gasco Transaction, on terms and conditions substantially in conformance with the Gasco Purchase and Sale Agreement attached hereto as
Exhibit 7.01(f-2) (the "Cinergy Gasco Purchase and Sale Agreement") (the transactions pursuant to the Cinergy Subscription Agreement and the Cinergy Gasco Purchase and Sale Agreement are referred to as the "Cinergy Transactions");

                 WHEREAS, concurrently herewith, CES, Parent and Merger Sub have entered into a stockholders' agreement in the form attached hereto as
Exhibit 7.01(e) (the "Merger Sub Stockholders' Agreement") which shall become effective as of the Effective Time; and

                  WHEREAS, concurrently herewith, Bernard Zahren and Parent have entered into an employment agreement in the form attached hereto as Exhibit 7.02(c-1) (the "Zahren Employment Agreement") which shall become effective as of the Effective Time;

                  WHEREAS, concurrently herewith, the Major Shareholders and Parent have entered into a registration rights agreement in the form attached hereto as Exhibit 7.02(c-2) (the "Registration Rights Agreement") which shall become effective as of the Effective Time;

                  WHEREAS, concurrently herewith, the Major Shareholders, CES, Parent and Merger Sub have entered into an indemnification agreement in the form attached hereto as Exhibit 7.02(c-3) (the "Indemnification Agreement") which shall become effective as of the Effective Time;

                   WHEREAS, concurrently herewith, the Major Shareholders, CES, Merger Sub and Parent have entered into an escrow agreement in the form attached hereto as Exhibit 7.02(c-4) (the "Escrow Agreement") which shall become effective as of the Effective Time;

                  WHEREAS, concurrently herewith the Company, Parent and CES have entered into a termination fee agreement in the form attached hereto as
Exhibit 7.02(c-6) (the "Termination Fee Agreement");

                  WHEREAS, certain terms used in this Agreement have the respective meanings set forth in Annex 1 hereto.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                        PLAN OF REORGANIZATION AND MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.02) Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation")

                  SECTION 1.02. Effective Time. As promptly as practicable after the satisfaction of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger required by the DGCL (the "Certificate of Merger"), with the Secretary of State of the State of Delaware (the date and time such filing is deemed effective pursuant to the DGCL being referred to herein as the "Effective Date" and "Effective Time", respectively).

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation; By-Laws. At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated as set forth in Annex 5 hereto and the By-laws of Merger Sub shall be the By-Laws of the Surviving Corporation, in each case until thereafter amended as provided by Law.

                  SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. Promptly upon consummation of the Merger, those directors and officers of the Company requested by Parent to resign shall resign in order to effectuate the prior sentence.

                                   ARTICLE II

             CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                  (a) The shares of Series A preferred stock, par value $1,000 per share, of the Company (the "Series A Stock"), Series B preferred stock, par value $1,000 per share, of the Company (the "Series B Stock") and Series C preferred stock, par value $1,000 per share, of the Company (the "Series C Stock" and together with the Series A Stock and the Series B Stock, the "Company Preferred Stock"), and the shares of common stock, no par value per share, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted, subject to Section 2.02(c), into the right to receive the merger consideration (the "Merger Consideration") in accordance with Schedule 2.01(a) hereto. Schedule 2.01(a) shall (i) not provide for the receipt of any consideration other than cash by any Special Shareholder, and (ii) provide for an aggregate Merger Consideration (assuming no Zapco Stockholder exercises rights pursuant to Section 262 of the DGCL) of (A) an amount of cash equal to $12,000,000 (the "Cash Payment"), (B) a contingent obligation of Merger Sub to pay $800,000 in cash on the date which is eighteen months after the Effective Date (the "Contingent Merger Payment") (of which Contingent Merger Payment 62.5% of the payment is guaranteed severally but not jointly by USE and 37.5% of the payment is guaranteed severally but not jointly by CSHCpursuant to guarantees of USE and CSHC, respectively (the "Guarantees"), substantially in the form of Exhibits 2.01(a-2) and 2.01(a-3)), (C) 100,000 shares of Series C Preferred Stock, par value $.01 per share, of Parent (the "Parent Series C Preferred Stock"), (D) 1,666,667 shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock") (subject to adjustment pursuant to Section 2.01(b)), and (E) warrants, substantially in the form attached hereto as Exhibit 2.01(a) (the "Parent Warrants"), to purchase 500,000 shares of Parent Common Stock (the "Warrant Shares") (subject to adjustment pursuant to Section 2.01(b)). Of the Merger Consideration (i) (a) the Indemnification Escrow Shares and (b) $400,000 in cash shall upon receipt be delivered by the Major Shareholders to the Escrow Agent (as defined in the Escrow Agreement) to be held in the Indemnification Escrow Fund (as defined in the Escrow Agreement) pursuant to the Escrow Agreement and (II) (a) the Working Capital Escrow Shares and (b) $1,200,000 in cash upon receipt shall be delivered by the Shareholders to the Escrow Agent to be held in the Working Capital Escrow Fund (as defined in the Escrow Agreement) pursuant to the Escrow Agreement. The "Indemnification Escrow Shares" mean (a) such number of shares of Parent Series C Preferred Stock, and Parent Common Stock as (i) shall have a value of $1.3 million (with each share of Parent Series C Preferred Stock valued at $30.00 and each share of Parent Common Stock valued according to the Average Parent Share Price) and (ii) shall be in the same ratio of shares of Parent Series C Preferred Stock: Parent Common Stock as the ratio of shares of Parent Series C Preferred Stock to be delivered to the Major Shareholders pursuant to Schedule 2.01(a): shares of Parent Common Stock to be delivered to the Major Shareholders pursuant to Schedule 2.01(a). The "Working Capital Escrow Shares" mean such number of shares of Parent Series C Preferred Stock and Parent Common Stock as
(i) shall have a value of $1,200,000 (with each share of Parent Series C Preferred Stock valued at $30.00 and each share of Parent Common Stock valued according to the Average Parent Share Price) and (ii) shall be in the same ratio of shares of Parent Series C Preferred Stock: Parent Common Stock as the ratio of shares of Parent Series C Preferred Stock to be delivered to the Shareholders pursuant to Schedule 2.01(a): shares of Parent Common Stock to be delivered to the Shareholders pursuant to Schedule 2.01(a). The rights, privileges, terms and conditions of the Parent Series C Preferred Stock are set forth on Annex 2 attached hereto. All such shares of Company Preferred Stock and Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the certificates previously representing such shares shall thereafter represent only the right to receive the Merger Consideration into which such Company Preferred Stock and Company Common Stock was converted in the Merger immediately at the Effective Time, if all of the certificates representing shares of Company Preferred Stock and Company Common Stock are delivered to Parent at the Closing, or, if all such certificates are not so delivered, upon the delivery of a properly executed letter of transmittal accompanied by such certificates. Certificates previously representing shares of Company Preferred Stock and Company Common Stock shall be exchanged for the Merger Consideration in accordance with Schedule 2.01(a) upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest. No fractional share of Parent Common Stock or Parent Series C Preferred Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(c) hereof.

                  (b) If the Average Parent Share Price is less than $5.75 and not less than $4.25 then the Merger Consideration shall be adjusted by adding such number of additional shares of Parent Common Stock as shall equal 500,000 multiplied by a fraction, the numerator of which is $5.75 less the Average Parent Share Price, and the denominator of which is $1.50 and if the Average Parent Share Price is $4.25 or less then the Merger Consideration shall be adjusted by adding 500,000 additional shares of Parent Common Stock (in either case, the "Additional Parent Common Stock") and, in any such case, the number of Warrant Shares shall be reduced by the number equal to the number of shares of Additional Parent Common Stock, provided that (i) if the Average Parent Share Price is less than $4.00 then either Parent or the Company may terminate this Agreement without liability pursuant to Section 8.01 hereof and (ii) in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of shares of Parent Common Stock, the terms of the Parent Series C Preferred Stock and the number of Warrant Shares shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (c) The "Average Parent Share Price" means the average of the closing price per share of Parent Common Stock on the Nasdaq National Market System, and if the Parent Common Stock is not listed on such System, the average of the last reported sale price per share of Parent Common Stock on the Nasdaq Small Cap Market (in either case as reported in the Wall Street Journal) for the twenty (20) consecutive trading days ending on the trading day which is two (2) Business Days prior to the Effective Time.

                   (d) Each share of Company Common Stock or Company Preferred Stock held in the treasury of the Company and each share of Company Common Stock or Company Preferred Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (e) Each share of Class A common stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of Merger Sub (collectively, "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of Class A common stock and Class B common stock, respectively, of the Surviving Corporation.

                  (f) At the  later  of (i)  the  time  that  the  Escrow  Agent releases all remaining amounts, shares of Parent Common Stock and shares of Parent Series C Preferred Stock in the Escrow Fund to the Major Shareholders pursuant to Section 3 (d) of the Indemnification Escrow Agreement and (ii) such time following the Release Date that all Claims (as such terms are defined in the Escrow Agreement) that have been set forth in notices provided in Section 3(c) of the Escrow Agreement have been settled and paid in accordance with the provisions of such Section 3(c) and no Claims remain outstanding, the Merger Sub shall make the Contingent Merger Payment (as reduced pursuant to the Indemnification Agreement ) to the Shareholder Representative for the benefit of the Shareholders in accordance with Schedule 2.01(a) hereto; provided, however, that at such time as the Escrow Agent shall release the Non-Disputed Portion (as defined in the Escrow Agreement), the Merger Sub shall make a payment to the Shareholder Representative for the benefit of the Shareholders in accordance with Schedule 2.01(a) of that portion of the Contingent Merger Payment equal to the Contingent Merger Payment less the product of (i) a fraction, the numerator of which is (A) the Contingent Merger Payment and the denominator of which is
(B) the value of the USE Shares in the Indemnification Escrow Fund (valued in accordance with the definition of USE Shares) plus the amount of cash in the Indemnification Escrow Fund plus the Contingent Merger Payment, as adjusted through such time and (ii) the Amount at Issue (as defined in the Escrow Agreement).

                  SECTION 2.02. Exchange of Certificates. (a) Exchange. At the Closing, upon surrender by a Company Shareholder to Parent of a certificate representing shares of Company Common Stock or Company Preferred Stock
("Certificates"), Parent shall deliver to such Shareholder the Merger Consideration in accordance with Schedule 2.01(a), in exchange for such shares of Company Common Stock or Company Preferred Stock, and cash in lieu of fractional shares of Parent Common Stock or Parent Series C Preferred Stock to which such Shareholder is entitled pursuant to Section 2.02(c), less any applicable stock transfer taxes. It shall be a condition of exchange that the certificates representing shares of Company Common Stock or Company Preferred Stock so surrendered shall be properly endorsed or otherwise in proper form for transfer.

                  (b) No Further Rights in Company Stock. All Merger Consideration issued upon conversion of the shares of Company Common Stock or Company Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Preferred Stock (including, without limitation, any rights to accrued, unpaid dividends), which shall be cancelled upon surrender to Parent.

                  (c) No  Fractional  Shares.  Subject to the last  sentence  of
Section 2.01 (a), no certificates or scrip representing fractional shares of Parent Common Stock, Parent Warrants or Parent Series C Preferred Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of the issuance of such interests, Parent shall deliver the Merger Value Consideration of such interests. As soon as practicable after the determination of the amount of cash, if any, to be paid to the Company Shareholders with respect to any fractional share interests, Parent shall promptly pay such amounts to such Shareholders subject to and in accordance with the terms of Section 2.02(a).

                  (d) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed Parent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock or Parent Series C Preferred Stock to which the holders thereof are entitled pursuant to Section 2.02(c).

                  SECTION 2.03. Stock Options. Prior to the Effective Time, the Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Company Common Stock or Company Preferred Stock (each, a "Company Option"), under the Company's 1995 Employee and Director Stock Option Plan and the Company's Third Employee and Director Stock Option Plan (collectively, the "Company Stock Option Plans"), or otherwise granted outside of any stock option or other plan (including those options held by AJG and Raymond Kuroki), and any unexercised warrants to be exercised prior to the Effective Time or cancelled. At the Effective Time Parent shall issue stock options (the "Signing Options") to the employees of the Company (who shall become employees of the Surviving Corporation) listed on
Schedule 2.03 with the terms and conditions set forth on Annex 3 if and only if such employees accept employment with the Surviving Corporation. As soon as practicable after the Effective Time, to the extent necessary to provide for registration of shares of Parent Common Stock subject to such Signing Options, Parent shall file a registration statement on Form S-8 (or any successor form) with respect to such shares of Parent Common Stock and any shares of Parent Common Stock underlying other outstanding employees' and directors' stock options granted by Parent to Parent employees and directors which are not currently covered by a registration statement.

                  SECTION 2.04. Closing. The closing (the "Closing") shall occur at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, New York on the first Business Day of the month following the month in which the Parent's Stockholder Approval is obtained, but no later than February 1, 2001, (the "Closing Date"); provided that such Closing Date shall be extended by a number of days equal to the number of days, measured inclusively, contained in the period commencing on December 20, 2000 and ending on the date on which Parent receives written notice from the SEC that the Proxy Statement referred to in Section 6.01 has been approved for delivery to the Parent's shareholders; provided, further, that (i) if such extended Closing Date is not a Business Day then the closing shall be further extended to the next Business Day. Notwithstanding anything to the contrary herein, the closing date shall not be extended beyond April 2, 2001 except that such Closing Date shall be extended by the number of days, measured inclusively, contained in the period commencing on December 31, 2000 and ending on the date on which the Company notifies Parent in writing that Company Shareholders have approved the Merger by the requisite vote, or at such other time as Parent and the Company may mutually agree (the "Termination Date"). The parties will proceed diligently and use their respective diligent efforts, exercised in good faith, to effect the Closing on or before the Closing Date. The Closing shall constitute the acts which take place on the Closing Date by which the transactions contemplated by this Agreement are consummated.

                  SECTION 2.05.     Working Capital Adjustment.

                  (a) Preparation of Effective Date Balance Sheet And Construction Report.

                           (i) On or before the earlier of (i) 60 days after the Effective Date and (ii) (if the Effective Date is prior to March 31,
         2001) March 31, 2001, the Company's shareholders ("Shareholders") will cause Kostin, Ruffkess & Company LLC ("KR&C") to prepare and deliver to Parent the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2000 and the related income statement, cash flow statement and statement of Stockholders equity for the year ended December 31, 2000 (the "Audited 2000 Financial Statements") and KR&C's related audit opinion. The Surviving Corporation will prepare and deliver to the Shareholders within 60 days after the Effective Date a consolidated balance sheet of the Company and the Company Subsidiaries as of the Effective Date which shall include line items for or permit (if need be with a supporting report, in which case such report shall be delivered with such balance sheet) the calculations of Ordinary Course Working Capital, Extraordinary Working Capital and Indebtedness ("Draft Effective Date Balance Sheet") and KR&C's related compilation and report (the "Effective Date Report"). Parent and the Surviving Corporation are entitled, for an additional thirty days after the delivery of the Draft Effective Date Balance Sheet, to revise such Balance Sheet to reflect any applicable bills that were not received prior to the date of delivery of such Balance Sheet. The Draft Effective Date Balance Sheet shall exclude any equity provided by Parent or Merger Sub to the Surviving Corporation and shall be determined on a pro-forma basis as though the parties had not consummated the transactions described in this Agreement. The Shareholders will cause KR&C to prepare the Audited 2000 Financial Statements and the Surviving Corporation will prepare the Draft
         Effective Date Balance Sheet in accordance with GAAP on a basis consistent with the preparation of the Financial Statements, provided however that GAAP shall prevail over any inconsistency with procedures used to prepare the Financial Statements; provided, further however, that assets, liabilities, gains, losses, revenues, and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) will be determined, for purposes of the Draft Effective Date Balance Sheet, by application of the procedures used in preparing the most recent audited balance sheet included within the Financial Statements provided that GAAP shall prevail over any inconsistency with such procedures.

                           (ii) If Parent has any objections to the Audited 2000 Financial Statements and/or if the Shareholders have any objections to the Draft Effective Date Balance Sheet, Parent or the Shareholders, as the case may be, will deliver a detailed statement describing its or their objections to the Shareholders or Parent, as the case may be, within thirty (30) days after receiving the Audited 2000 Financial Statements or the Draft Effective Date Balance Sheet, as applicable, and all of the papers and materials described in subparagraph (iv) hereof. Parent and Shareholders will use reasonable efforts to resolve any such objections themselves. If the parties do not reach a final resolution of the item(s) in dispute within thirty (30) days after the Shareholders or Parent, as the case may be, have received the statement of objections, Parent and Shareholders will select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Parent and Shareholders are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. Parent will cause the Surviving Corporation's accounting firm to revise the Draft Effective Date Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this
         Section 2.05(a)(ii). The "Effective Date Balance Sheet" shall mean the Draft Effective Date Balance Sheet together with any revisions thereto pursuant to this Section 2.05(a)(ii).

                           (iii) In the event the parties submit any unresolved objections to an accounting firm for resolution as provided in Section 2.05(a)(ii) above, the fees and expenses of the accounting firm will be paid equally by Parent on the one hand and the Shareholders on the other hand.

                           (iv) The  Shareholders  will make the work papers and
         back-up materials used in preparing the Audited 2000 Financial Statements available to Parent and its accountants and other representatives and the Surviving Corporation will make work papers and back-up materials used in preparing the Effective Date Balance Sheet available to the Shareholders and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation of the Audited 2000 Financial Statements and Effective Date Balance Sheet, (B) the review by the Parent of the Audited 2000 Financial Statements and the review by the Shareholders of the Effective Date Balance Sheet, and (c) the resolution by the parties of any objections thereto.

                  (b) Adjustment to Merger Consideration. (i) The aggregate Merger Consideration due to the Company's Shareholders under Section 2.01 hereof will be subject to adjustment as follows:

                           (A) If the Ordinary Course Working Capital  reflected
                  on the Effective Date Balance Sheet is less than zero by more than $1,200,000 (any such amount by which such Ordinary Course Working Capital is less than zero by more than $1,200,000 being the "Ordinary Course Working Capital Deficit"), then the Merger Consideration shall be reduced in accordance with
                  Section 2.05(b)(ii) below by an amount equal to the Ordinary Course Working Capital Deficit; or

                           (B) If the Extraordinary Working Capital reflected on
                  the Effective Date Balance Sheet is less than zero (any amount by which such Extraordinary Working Capital is less than zero being the "Extraordinary Working Capital Deficit") then the Merger Consideration shall be reduced in accordance with
                  Section 2.05(b)(ii) below by an amount equal to the Extraordinary Working Capital Deficit; or

                           (C) If the long term debt and current portion of long
                  term debt (collectively, "Long Term Debt") of the Company reflected on the Effective Date Balance Sheet is more than $72,579,499 (any such amount by which such Long Term Debt is more than $72,579,499 being the "Excess Long Term Debt") then the Merger Consideration shall be reduced in accordance with
                  Section 2.05 (b)(ii) below by an amount equal to the Excess Long Term Debt;

                           (D) If (i) the  budgeted  cost of the  portion of any
                  Construction Project which has not been completed as of the Effective Date ("Outstanding Construction Cost") exceeds (ii) the restricted cash reflected on the Effective Date Balance Sheet and held and set aside by the Company solely for the completion of any such Construction Project ("Construction
                  Reserve") (any such amount by which such Outstanding Construction Cost exceeds such Construction Reserve being the "Construction Deficit") then the amount equal to the Construction Project Deficit shall be treated as a "current liability" in the calculation of Ordinary Course Working Capital. For purpose of this paragraph Construction Projects shall include, without limitation, Devonshire Power Partners, LLC, Garland Energy Development, LLC, Roxanna Resource Recovery, LLC, Streator Energy Partners, LLC, Suffolk Transmission Partners, LP, Upper Rock Energy Partners, LLC. The Outstanding Construction Cost shall be determined by
                  Harris Group, Inc. ("Harris") with respect to the determinations under the Note Purchase Agreement, if Hancock consents to using Harris, in which case Harris shall utilize the reports it has prepared for Hancock, if appropriate and if Hancock, consents to using such reports, or if Hancock or Harris does not consent to the use of Harris, then an independent nationally recognized engineering firm approved by Parent and the Company with experience involving projects similar to the Construction Projects (the "Engineer"). The Engineer shall render a report respecting the Outstanding Construction Cost within 60 days of the Effective Date. Absent manifest error, the Engineer's determination shall be binding on the parties. The Surviving Corporation shall pay the fees and expenses of the Engineer.

              (ii) In the event the Merger Consideration is to be reduced pursuant to Section 2.05(b)(i) such reduction shall first be effected by making disbursements from the Working Capital Escrow Fund and the Indemnification Escrow Fund in accordance with Section 3(a) of the Escrow Agreement. If the Merger Consideration is to be reduced pursuant to Section 2.05(b)(i) by an amount in excess of the Merger Consideration held in the Working Capital Escrow Fund and the Indemnification Escrow Fund (the "Excess Reduction"), then each Major Shareholder shall pay to the Surviving Corporation an amount (of which amount 50.5% of the value of such amount shall be paid by delivering shares of Parent Common Stock and Parent Series C Preferred Stock valued in accordance with the definition of USE Shares set forth in Section 1 of the Indemnification Agreement, and 49.5% of the value of such amount shall be paid in cash; provided, however that each such Major Shareholder may, at his option, pay such amount solely in cash) equal to (A) the Excess Reduction multiplied by (B) a fraction the numerator of which is the Scheduled Merger Consideration (as defined in the Indemnification Agreement ) for such Major Shareholder and the denominator of which is the Scheduled Merger Consideration for all Major Shareholders, provided that in no event shall any Major Shareholder's aggregate liability under this Section 2.02(b)(ii) and under the Indemnification Agreement exceed the Scheduled Merger Consideration respecting such Shareholder.

              (iii) Notwithstanding anything to the contrary set forth herein, in the event the Merger Consideration is decreased due to a fact or circumstance that would provide the basis for a claim for indemnification under the Indemnification Agreement after the Closing, there shall not be a claim for an indemnity under the Indemnification Agreement in respect of such fact or circumstance to the extent that the Merger Consideration is decreased under
Section 2.05 to account for such fact or circumstance and the Shareholders have made or shall be deemed to have made the payments, if any, required by Section 2.05(b)(i) and (ii).

              (iv) For purposes of Section 2.01 and this Section 2.05, AJG, acting through its Vice President General Counsel (the "Shareholder Representative"), shall act as the duly authorized agent for all Shareholders with power and authority to act on behalf of and bind all Shareholders. Parent shall have the right to deliver to Shareholder Representative any notice and such delivery to Shareholder Representative shall satisfy Parent's obligations as to all Shareholders. No Shareholder shall have any power or authority to take any action with respect to Section 2.05 (other than to make any payment required by Section 2.05(b)(ii)) other than to make recommendations to the Shareholder Representative.

                  SECTION 2.06.     Procedure for Non-Ordinary Course
Liabilities.

                  (a) If, at any time between the date hereof and the Effective Time, the Company wishes to incur one or more liabilities that (i) individually or, if relating to the same activity in the aggregate (with regard to a series of related items) exceeds $50,000, (ii) is not the ordinary course of business, and (iii) does not relate to a project, asset or activity that is operating, under construction or in-house development, as of the date hereof, the Company shall promptly provide a written notice to Parent describing such proposed liability in reasonable detail.

                  (b) Not more than ten Business Days after receipt of such notice, Parent shall notify the Company in writing whether Parent has elected to treat such proposed liability as a current payable incurred by the Company in the ordinary course of business or to treat it as a payable that was not incurred in the ordinary course of business. Failure of Parent to respond in writing within ten Business Days after its receipt of the Company's notice shall be deemed to be an election by Parent to treat such proposed liability as a current payable that was not incurred by the Company in the ordinary course of business.

                  (c) In the event Parent notifies the Company within such ten Business Day period that it has elected to treat such proposed liability as a payable that was incurred in the ordinary course of business, and the Company incurs such liability, then such liability shall be treated as a current payable incurred by the Company in the ordinary course of business on the Effective Date Balance Sheet. Failure of Parent to respond in writing within ten Business Days after its receipt of the Company's notice shall be deemed to be an election by Parent to treat such proposed liability as a current payable that was not incurred by the Company in the ordinary course of business.

                  (d) In the event Parent notifies the Company within such ten Business Day period that it has elected to treat such proposed liability as a payable that was not incurred in the ordinary course of business, the Company shall not be prohibited from incurring such liability, but such liability shall be treated as a payable that was not incurred in the ordinary course of business on the Effective Date Balance Sheet (a "Nonqualifying Current Payable").


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent and Merger Sub that:

                  SECTION 3.01. Organization; Business and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which (i) it owns properties or (ii) the conduct of its business requires such qualification, other than those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Company Material Adverse Effect" means any change in or effect on the business of the Company or any Company Subsidiary that is, or is reasonably likely to be, materially adverse to the assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole. Each jurisdiction in which the Company is required to be qualified and in good standing is set forth in Section 3.01 of the Company Disclosure Schedule.

                  SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of (i) the Company's Certificate of Incorporation, as amended to date, certified by the Secretary of State of the State of Delaware, and (ii) the Company's By-Laws, as amended to date, certified by the Secretary or an Assistant Secretary of the Company. The Company's Certificate of Incorporation and By-Laws are in full force and effect, and the Company is not in violation of any of the provisions thereof.

                  SECTION 3.03.  Company Capital Structure.

                  (a) The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock and 20,000 shares of Company Preferred Stock. As of the date hereof, (i) 22,060.998 shares of Company Common Stock are issued and outstanding, (ii) 1,918 shares of Company Common Stock are held in the treasury of the Company, (iii) 4,644.940 shares of Company Preferred Stock are issued and outstanding; and (iv) 100 shares of Company Preferred Stock are held in the treasury of the Company. Section 3.03(a) of the Company Disclosure Schedule shows the number of Company options and warrants and the number of shares of Company Common Stock reserved for future issuance pursuant to stock options and warrants granted and outstanding as of the date hereof and the Company Stock Option Plans, which are the Company's only stock option plans. Except as set forth in Section 3.03(a) of the Company Disclosure Schedule there are no unexercised Company Options or warrants exercisable to purchase Company Common Stock or Company Preferred Stock. All shares of Company Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. Except as set forth on Section 3.03(a) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares or other units of Company Common Stock or Company Preferred Stock. The shares of Company Common Stock and Company Preferred Stock issued and outstanding are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. In the event of the exercise of warrants and stock options and the conversion of shares of Company Preferred Stock in accordance with their terms, the Company shall update this representation and warranty, it being agreed that such events shall not affect the aggregate Merger Consideration.

                  (b) Except as set forth in this Section 3.03 or as reserved for future grants of options and warrants under Company Stock Option Plans, there are no equity securities of any class of the Company or any Company Subsidiary, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding or any phantom equity respecting the Company or any Company Subsidiary, and there are no options, warrants, equity securities, calls, puts by other parties, rights, commitments or agreements of any character to which the Company or any Company Subsidiary is a party or by which such entity is bound (including under letters of intent, whether binding or nonbinding) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, puts, right, commitment or agreement. Except as set forth on Section 3.03(b) of the Company Disclosure Schedule and the Voting Agreement, and except for the Voting Trust Agreement, dated June 15, 1998, among certain stockholders of the Company and Bernard J. Zahren, to the Knowledge of the Company, there are no voting trusts, proxies or other voting agreements, limitations or understandings with respect to the shares of capital stock or other equity interests of the Company or any Company Subsidiary.

                  SECTION 3.04. Power and Authorization. Each of the Company and each Company Subsidiary has the corporate, partnership or limited liability company power and authority, as applicable, to own, license or lease the properties and assets it purports to own, license or lease and to conduct its business as now conducted. The execution, delivery and performance by the Company of this Agreement and any exhibit, schedule, annex or ancillary document hereto (i) have been duly authorized , (ii) do not require any approval which has not been obtained except where the failure to obtain such approval would not, individually or in the aggregate, have a Company Material Adverse Effect, and do not, and will not, contravene any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law"), the Company's Certificate of Incorporation or any other corporation document and (iii) do not constitute a default under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of the properties of the Company or any Company Subsidiary may be bound or affected. The Agreement has been duly executed and constitutes, and upon execution each exhibit, schedule, annex or ancillary document to be executed by the Company will constitute, a valid obligation, legally binding upon it and enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws or by equitable principles relating to or limiting creditors' rights generally. Except as set forth in Section 3.04 of the Company Disclosure Schedule, no consent of any other Person and no consent, permit, license, approval or authorization of, or giving notice to, filing, registration or declaration with, any domestic or foreign governmental or regulatory authority ("Governmental Entity") is required in connection with the Company's execution, delivery or performance of, or the validity or enforceability of, this Agreement or any such ancillary document.

                  SECTION 3.05. Organization and Ownership of Shares of Subsidiaries; Affiliates.

                  (a) Section 3.05 of the Company Disclosure Schedule contains (except as noted therein) complete and correct lists of each subsidiary of the Company (each, a "Company Subsidiary"), showing, as to each Company Subsidiary, the correct name thereof, the jurisdiction of its organization, the status and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Company Subsidiary.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Company Subsidiary shown in Section 3.05 of the Company Disclosure Schedule as being owned by the Company and the Company Subsidiaries, as applicable, have been validly issued, are fully paid and nonassessable and are owned by the applicable Company or Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in
Section 3.05 of the Company Disclosure Schedule, there are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person, other than guarantees by the Company of any indebtedness of any Company Subsidiary identified in Section 3.21(a) of the Company Disclosure Schedule.

                  (c) Each Company Subsidiary identified in Section 3.05 of the Company Disclosure Schedule is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each such Company Subsidiary has the corporate or other entity power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         SECTION 3.06. Financial Statements. The Company has delivered to Parent true and correct copies of the consolidated financial statements, including consolidated balance sheets of the Company and Company Subsidiaries and the related statements of income, shareholder's equity and cash flow for the fiscal year and fiscal quarter then ended together with the notes thereto listed on
Section 3.06 of the Company Disclosure Schedule (the "Financial Statements") accompanied by the audit report of Kostin, Ruffkess & Company LLC independent certified public accountants listed on such Schedule. All financial statements including the Financial Statements, reports, records and other information (including in each case the related schedules and notes) furnished to Parent by the Company have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly in all material respects the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject, in the case of unaudited quarterly financial statements provided for the Company's 2000 fiscal year, to year-end adjustments and the absence of footnotes which were not and are not expected individually or in the aggregate to have a Company Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws. Section 3.07 of the Company Disclosure Schedule lists all Governmental Orders, if any, applicable to the Company or any Company Subsidiary and each notice of a violation of Law applicable to the Company or any Company Subsidiary issued since September 1, 1997. To the Company's Knowledge, neither the Company nor any Company Subsidiary is under a pending investigation with respect to a violation of Law or Governmental Order which would reasonably be expected individually or in the aggregate to have a Company Material Adverse Effect. The Company has disclosed all violations by the Company and the Company Subsidiaries of Laws and Governmental Orders applicable to the Company or a Company Subsidiary and no condition exists which would give rise to a violation by the Company or any Company Subsidiary of any Law or Governmental Order, in either case which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

                  SECTION 3.08. Permits.  Section 3.08 of the Company Disclosure
Schedule lists all health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Entities (collectively, the "Permits") necessary or proper for the conduct of the business of the Company and all Company Subsidiaries. Except as set forth on
Section 3.08 of the Company Disclosure Schedule, each of such Permits is in full force and effect, is final, and, based on current regulations, is not subject to appeal or judicial, governmental or other review. The consummation of the Merger will not terminate or invalidate any of the Permits listed in Section 3.08 of the Company Disclosure Schedule nor require the consent of any Governmental Entity to maintain the effectiveness of such Permit as a result of the consummation of the Merger. The Company has no reason to believe that any of the Permits listed in Section 3.08 of the Company Disclosure Schedule, which the Company has applied or will apply for, will not be obtained in the normal course of business and without any conditions or limitations that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

                  SECTION 3.09.  Litigation; No Default.

                  (a) There is no judgment, action, investigation, claim, complaint, notice of violation, injunction, order, decree, directive, action, suit, arbitration or proceeding or labor dispute pending or threatened either pursuant to written notification or to the Knowledge of Company or any Company Subsidiary in any court or before or by any Governmental Entity, arbitrator, board or authority against or affecting the Company or any Company Subsidiary; and

                  (b) Neither the Company nor any Company Subsidiary is in default or has Knowledge of any event that, with the passage of time or giving notice, may constitute a default under any agreement, bond, note, indenture, mortgage, loan agreement, order or judgment or any ordinance, resolution or decree to which it is a party or by which it is bound, or any other agreement or other instrument by which it or any of the properties or assets owned by it or used in the conduct of its business is affected, except where such default would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  SECTION 3.10. Taxes. The Company, each Company Subsidiary, and each Benefit Plan (as defined in Section 3.17(a)) have filed all United States federal and state tax returns and reports and all other tax returns and reports with each appropriate Governmental Entity in all jurisdictions in which such returns and reports are required to be filed for all fiscal years through the fiscal year ended December 31, 1999, and such returns and reports accurately reflect in all respects the taxes, assessments and charges of the Company and each Company Subsidiary for the periods covered thereby. The Company, each Company Subsidiary and each Benefit Plan have paid all Taxes, assessments and other charges which have become due to any Governmental Entity having jurisdiction over the Company or Company Subsidiary or any of their properties and no Tax Liens have been filed and no claims are being asserted against the Company or a Company Subsidiary or any properties of the Company or a Company Subsidiary or any Benefit Plan. None of the federal or state income tax returns of the Company or a Company Subsidiary are under audit. Except as set forth on
Section 3.10 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any Knowledge of any income events or unpaid Taxes, assessments or charges which may be due and payable against it or any of its properties or any Benefit Plan, or any basis for any other Tax or assessment attributable to any period (or partial period) ending on or before the Closing Date. The charges, accruals and reserves on the books of the Company and each Company Subsidiary in respect of Federal, state or other Taxes for all fiscal periods (or partial periods), up to and including the Closing Date, are adequate in all material respects.

                  SECTION 3.11. Assets, Title; Liens; Etc. (a) The assets of the Company and each Company Subsidiary, including real, personal and mixed, tangible and intangible, necessary or useful to the operation of its business (the "Assets") are in good working order, and suitable for the uses intended. To the Company's Knowledge, the Assets comply with and are operated in conformity with all applicable Laws, Permits and other requirements relating thereto adopted or currently in effect. No default or event of default by the Company or a Company Subsidiary exists, and no event which, with notice or lapse of time or both, would constitute a default by the Company or a Company Subsidiary, has occurred and is continuing, under terms or provisions, express or implied, of any such lease, agreement or other instrument or under the terms or provisions of any agreement to which any of such Assets is subject, nor has the Company or a Company Subsidiary received notice of any claim of such default, except where such default or event of default would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) Except as set forth in Section 3.11 of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries has good title to all of the Assets currently used or proposed to be used by the Company or such Company Subsidiary in the conduct of its business as currently conducted and proposed to be conducted, free and clear of any liens and encumbrances.

                  SECTION 3.12. Books and Records; Bank Accounts, etc. (a) The books of account and other financial and corporate records of the Company and the Company Subsidiaries are complete and accurate and are maintained in accordance with good business practices. The minute books of the Company and the Company Subsidiaries as previously made available to Parent and its counsel contain accurate records of all meetings and accurately reflect all other corporate action of the shareholders and directors (and committees thereof) of the Company and the Company Subsidiaries.

                  (b) Section 3.12(b) of the Company Disclosure Schedule sets forth a complete list of (i) the name and address of each bank and brokerage firm with which the Company or any Company Subsidiary has any accounts, safe deposit boxes, lock boxes or vaults, (ii) the account numbers relating thereto, and (iii) the names of all persons authorized to deal with such accounts or to have access to such boxes or vaults.

                  SECTION 3.13. Powers of Attorney. No person has any power of attorney to act on behalf of the Company or any Company Subsidiary in connection with any of its properties or business affairs other than such powers to so act as normally pertain to the officers of such entity.

                  SECTION 3.14. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since December 31, 1999 , except as disclosed in Section 3.14 of the Company Disclosure Schedule, the business of the Company and the Company Subsidiaries has been conducted only in, and they have not engaged in any transaction other than according to, the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.14 of the Company Disclosure Schedule, since December 31, 1999 , there has not been:

                  (i) any adverse change in the financial condition, business condition, assets, liabilities or results of operations of the Company or the Company Subsidiaries or any development or combination of developments of which the Company or the Company Subsidiaries have Knowledge, individually or in the aggregate, which changes or developments have had or are reasonably likely to have a Company Material Adverse Effect;

                  (ii) any damage, destruction or loss in excess of $150,000 in the aggregate (whether or not covered by insurance) adversely affecting any of the Assets or any damage, destruction or loss in excess of $50,000 in the aggregate (which is not covered by insurance) adversely affecting any of the Assets;

                  (iii) any obligation or liability undertaken or incurred by the Company or any Company Subsidiary (whether absolute, accrued, contingent or otherwise and whether due or to become due), or any transaction, contract or commitment entered into by the Company or any Company Subsidiary in excess of $100,000;

                  (iv) any payment, discharge or satisfaction of any claim, lien, encumbrance or liability of the Company or any Company Subsidiary outside the ordinary course of business;

                  (v)  any  sale,  transfer,   conveyance,   assignment,  lease,
         license, pledge, mortgage or other disposition or encumbrance by the Company or any Company Subsidiary of any assets of the Company or any Company Subsidiary having a value of $75,000 individually or $150,000 in the aggregate, or more, except in the ordinary course of business and consistent with past practices of the Company;

                  (vi) any modification, amendment, cancellation, termination, revocation, rescission, or waiver of any rights pursuant to any Material Contract;

                  (vii) any change in the accounting methods or practices followed by the Company or any Company Subsidiary or any change in the depreciation or amortization policies or rates theretofore adopted and applied;

                  (viii) any increase in the compensation of the directors, officers and employees of the Company or any Company Subsidiary, other than any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment described in Section 3.14 of the Company Disclosure Schedule, the formulae or commission rates of which have not been amended or changed since December 31, 1999;

                  (ix) declared, paid or set aside for payment by the Company or any Company Subsidiary any dividend or other distribution in respect to its capital stock or other securities, or redeemed, purchased or otherwise acquired any of its capital stock or other securities;

                  (x) issued, authorized for issuance, nor entered into any commitment to issue by the Company or any Company Subsidiary any equity security, stock option, warrant or any other security convertible or exercisable into an equity security, bond, note or other security of the Company or any Company Subsidiary;

                  (xi) any extraordinary transaction or payments between (i) any of the officers, directors or shareholders of the Company or any Company Subsidiary or any affiliate or other related party or entity on the one hand and (ii) the Company or any Company Subsidiary on the other hand;

                  (xii) the termination, whether voluntarily or involuntarily, of any management-level employee of the Company or any Company Subsidiary; or

                  (xiii) any agreement or understanding entered into by the Company or any Company Subsidiary, whether in writing or otherwise, for the Company or any Company Subsidiary to take any of the actions specified in this Section 3.14.

                  SECTION 3.15. No Undisclosed Liabilities.  There are no debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking whether or not required to be recorded or reflected on a balance sheet under GAAP ("Liabilities") of the Company or any Company Subsidiary and there is no existing condition or set of circumstances which could reasonably be expected to result in such a Liability, other than Liabilities of the Company and the Company Subsidiaries (a) reflected or reserved against on the Financial Statements or (b) which do not and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Reserves are reflected on the Financial Statements against all Liabilities of the Company and the Company Subsidiaries in amounts that have been established on a basis consistent with the past practices of the Company and the Company Subsidiaries and in accordance with GAAP.

                  SECTION 3.16. Intellectual Property. Except in instances where individually or in the aggregate there would be no Company Material Adverse Effect:

                  (a) the Company and each Company Subsidiary owns or possesses all licenses, permits, franchises, authorizations, know-how, trade secrets, or other proprietary rights and technology or rights thereto, that individually or in the aggregate are material to operate its business as now conducted and as presently proposed to be conducted, without any known conflict with the rights of others;

                  (b) no product of the Company or any Company Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) there is no material violation by any Person of any right of the Company or any Company Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or such Company Subsidiary.

                  SECTION 3.17.  Employee  Benefit  Plans;  Labor  Matters.  (a)
Section 3.17(a) of the Company Disclosure Schedule sets forth a list of every bonus, incentive, deferred or current compensation, excess benefits, profit sharing, pension, thrift, stock option, savings, retirement, severance, sickness, accident, medical, disability, hospitalization, vacation, insurance or other plan, agreement, or arrangement, whether written or oral, formal or informal which provides benefits to or for or on behalf of any one or more employees of the Company and Company Subsidiaries (including, without limitation, any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other plan or program maintained, sponsored or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"). With respect to the Benefits Plans, to the extent applicable, the Company and the Company Subsidiaries have made available to Parent a true and complete copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS") or the U.S. Department of Labor ("DOL"), (ii) such Benefit Plan document, (iii) each trust agreement relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter issued by the IRS with respect to any Benefit Plan qualified under section 401(a) of the Code.

                  (b) With respect to the Benefit Plans, no event has occurred and, to the Knowledge of the Company and Company Subsidiaries, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law.

                  (c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which may interfere with the respective business activities of the Company or any Company Subsidiary. As of the date of this Agreement, to the Knowledge of the Company or Company Subsidiaries, none of the Company, the Company Subsidiaries, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company and any Company Subsidiary. There is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or threatened in writing or to their Knowledge any fact or circumstance that would reasonably likely serve as the basis for such charge or complaint.

                  (d) Each of the Company and the Company Subsidiaries have complied with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, payment of Social Security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. Neither the Company nor any Company Subsidiary is liable for any arrears of wages or for any unpaid, accrued bonuses or benefits or any taxes or penalties for failure to comply with any of the foregoing.

                  (e) Section 3.17(e) of the Company Disclosure Schedule lists and the Company and the Company Subsidiaries have made available to Parent true and complete copies of (i) all severance, employment, and non-competition agreements with employees of the Company and the Company Subsidiaries; (ii) all severance programs and policies, whether oral or writing, formal or informal of the Company and the Company Subsidiaries (if any) with or relating to its employees; (iii) all plans, programs, agreements and other arrangements of the Company and the Company Subsidiaries with or relating to its employees which contain change of control provisions; and (iv) all employee handbooks, manuals, policies, whether written or oral, setting forth the terms and conditions or employment including, but not limited to, hiring, promotion, transfers, termination, performance reviews and evaluation.

                  (f) Except as provided in Section 3.17 of the Company Disclosure Schedule or as otherwise required by Law, no Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

                  (g) The expected postretirement benefit obligations (determined as of the last day of the Company and each Company Subsidiary's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and the Company Subsidiaries are not material.

                  (h) Except as provided in Section 3.17(h) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not involve, any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)(D) of the Code.

                  SECTION 3.18. Employees. Section 3.18 of the Company Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits currently payable (in cash or otherwise), the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Company or any Company Subsidiary.

                  SECTION 3.19. Company Projects. The descriptions of the Company Projects set forth on Section 3.19 of the Company Disclosure Schedule are true and accurate, contain no misleading information and do not omit any information the omission of which would be misleading.

                  SECTION 3.20. Environmental Matters. (a) All representations and warranties (except in instances where there would be no Company Material Adverse Effect) made by the Company or any Company Subsidiary in the Material Contracts with respect to Environmental Claims, compliance with Environmental
Laws and any other matter generally relating to any actual or potential liability of, or the production, handling and disposal by, any Person with respect to Hazardous Materials, are true and correct;

                  (b) (i) all facilities and property owned, operated or leased by the Company or a Company Subsidiary are owned, operated or leased by the Company or a Company Subsidiary in compliance with all Environmental Laws, except for such violations that, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

                           (ii) there are no pending and, to the Company's and Company Subsidiaries' Knowledge, threatened (x) claims, complaints, notices or requests for information received by the Company or a Company Subsidiary with respect to any alleged violation of any Environmental Law which would reasonably be expected to have a Company Material Adverse Effect; or (y) claims, complaints, notices or requests for information received by the Company or a Company Subsidiary regarding potential liability under any Environmental Law which would reasonably be expected to have a Company Material Adverse Effect;

                               (iii)        there have been no releases of
         Hazardous Materials in violation of any Environmental Law or which would, singly or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

                               (iv)         the Company and each Company
         Subsidiary has been issued and is in compliance with all Permits relating to environmental matters and necessary for their businesses, except when the failure to have or comply with the foregoing would not, singly or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

                               (v) except as set forth on Section 3.20 of the Company Disclosure Schedule, no property owned, operated or leased by the Company or any Company Subsidiary is listed or (to their
         Knowledge) proposed  for  listing  on  the   National Priorities  List
         pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                               (vi) neither the Company nor any Company Subsidiary has transported or arranged for the transportation of any Hazardous Material other than in accordance with Governmental Regulations or, to their Knowledge, to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or a Company Subsidiary for any remedial work, damage to natural resources or personal injury (including claims under CERCLA);

                               (vii) each Company Project is exempt from liability under CERCLA to the extent provided in Section 42 U.S.C.
         Section 9624 thereof, and with respect to any property now or previously owned, leased or operated by the Company or a Company Subsidiary that is not exempt under such statute to the extent provided therein, to the Company's or any Company Subsidiary's Knowledge, there are no polychlorinated biphenyls or friable asbestos present at any such properties in violation of Environmental Law which would, singly or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

                               (viii) no conditions exist at, on or under any property now or previously owned (as of the date of disposition thereof), leased or operated by the Company or a Company Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which would reasonably be expected to have a Company Material Adverse Effect.

                   (c) If, as a result of a change to the Environmental Laws between the date hereof and the Effective Time any of the representations set forth in Section 3.20(a) and 3.20(b) are no longer accurate, Parent may terminate this Agreement without liability pursuant to Section 8.01; however, if the Merger is effectuated, Parent is not entitled to any indemnification for any breach of the representations set forth in Section 3.20(a) and 3.20(b) to the extent such breach is attributable to such change of an Environmental Law.

                  (d)  For purposes of this Agreement:


                  "CERCLA"  means  the  Comprehensive   Environmental  Response,
Compensation and Liability Act of 1980, as amended from time to time through the Effective Time.

                 "CERCLIS"  means  the  Comprehensive   Environmental  Response,
Compensation and Liability Information System, as updated from time to time through the Effective Time.

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit (hereafter "Claims"), including, without limitation, (a) any and all Claims by Governmental Entities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, and any other Law, now or hereafter in effect and as amended, relating to the environment, health, safety or Hazardous Materials (including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge thereof), including, without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq.; the Atomic Energy Act, 42 U.S.C. ss.ss. 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.ss. 301 et seq.

                  "Environmental   Permits"   means   any   permit,    approval,
identification number, license or other authorization required under any applicable Environmental Law.

                  "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  SECTION 3.21. Material Contracts. (a) Section 3.21(a) of the Company Disclosure Schedule lists all of the following obligations, commitments, agreements, contracts and leases of the Company or a Company Subsidiary in effect (collectively, the "Material Contracts"):

                  (i) any agreement or plan evidencing rights to purchase securities of the Company or any Company Subsidiary or any agreement among shareholders of the Company or among equity interest owners of any Company Subsidiary;

                  (ii) any loan or other agreement, note, indenture or instrument relating to, or evidencing, indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any property of the Company or a Company Subsidiary or any agreement or instrument evidencing any guaranty by the Company or a Company Subsidiary of payment or performance by any other party ("Loan Agreements");

                  (iii)  all  commitments   with  customers  and  utility  power
         purchasers involving a dollar amount in excess of $150,000 ("Customer Contracts");

                  (iv) any contract involving a dollar amount in excess of $150,000 for the furnishing or purchase of machinery, equipment, goods, fuel or services (including, without limitation, any agreement with processors and subcontractors);

                  (v) any agreement, license or lease relating to real estate, licensing, gas rights or mineral rights involving a dollar amount in excess of $150,000;

                  (vi) any joint venture, partnership or limited liability company contract or arrangement or other agreement involving a sharing of profits or expenses;

                  (vii) any agreement limiting the freedom of the Company or any Company Subsidiary to compete in any line of business or in any geographic area or with any party;

                  (viii) any agreement providing for disposition of any line of business, assets or securities of the Company or any Company Subsidiary, or any agreement with respect to the acquisition of any line of business, assets or shares of any other business, and any agreement of merger or consolidation or letter of intent with respect to the foregoing;

                  (ix) any agreement  relating to any Company  Project listed in
         Section 3.19 of the Company Disclosure Schedule with a dollar amount in excess of $150,000;

                  (x) all contracts and agreements that contain (A) clauses prohibiting, or requiring the giving of notice to, or the consent of, any other person in the event of, a merger with or into the Company or a change in control over the Company, or (B) clauses that deem any such occurrence to be a default (or an event that with the passage of time or the giving of notice may constitute a default) or an event that gives any other person the right to terminate or modify such contract or agreement;

                  (xi) the YESCO Agreement when executed and delivered by all parties thereto on terms and conditions reasonably acceptable to Parent and CES, such consent not to be unreasonably withheld or delayed; and

                  (xii) the Cinergy Gasco Purchase and Sale Agreement when executed and delivered by all parties thereto; and

                           (xiii) the ABB Loan Agreement, when executed and delivered by all parties thereto on terms and conditions acceptable to Parent and CES, such consent not to be unreasonably withheld or delayed.

                  (b) Except as set forth on Section 3.21(b) of the Company Disclosure Schedule, (i) the Company and each Company Subsidiary has complied in all material respects with, and the Company and that the Company Subsidiaries are not in default under any of the Material Contracts, (ii) neither the Company nor any Company Subsidiary has granted, nor been granted, any waiver or forbearance with respect to any Material Contract, (iii) the Material Contracts are valid and are in full force and effect as to the Company or any Company Subsidiary, as applicable, and, to the Knowledge of the Company, as to the other parties thereto as of the date hereof, and (iv) except as otherwise noted and reserved against in the Financial Statements, none of such Material Contracts would reasonably be expected to result in the successful assertion or claim of any liability against the Company or any Company Subsidiary in excess of that anticipated by the Material Contract. Neither the Company nor any Company Subsidiary has received a notice of default under any Material Contract, and no event has occurred or, to the Company's and any Company Subsidiary's Knowledge, would reasonably be expected to occur which (after notice and lapse of time or both) would become a breach or default under any Material Contract, or permit modification, cancellation, acceleration or termination of any Material Contract (other than termination solely as the result of the expiration, absent a default, of the term of the Material Contract).

                  (c) True copies of all such Material Contracts, including any amendments thereto and modifications thereof, have been delivered to Parent.

                  (d) Section 3.21(d) of the Company Disclosure Schedule sets forth a list of each proposal made in connection with the conduct of the Business by the Company and the Company Subsidiaries pursuant to written requests for proposals or otherwise which neither has resulted in the execution of a Material Contract as of the date hereof nor has been rejected by the party or parties to whom the proposal was delivered (provided if such proposal was accepted such resulting contract would constitute a Material Contract) (the "Company Outstanding Proposals"). To the Knowledge of the Company, all Outstanding Proposals were made in accordance with applicable Law and the directions of any written request for proposal, if applicable. A copy of each Outstanding Proposal has been delivered by the Company to Parent. Notwithstanding anything herein to the contrary, except as set forth in Section
3.22 hereof no third party (other than the Company or the Surviving Corporation) shall be entitled to any fee, commission, expense or other amount arising out of the acceptance of any Outstanding Proposal and/or the consummation of the transaction(s) contemplated thereby. The Company's obligation to make disclosure under this Section 3.21(d) is subject to any confidentiality agreements relating to any Company Outstanding Proposals, provided that the Company shall use commercially reasonable efforts to obtain any consent necessary to permit disclosure under this Section 3.21(d).

                  (e) The Company and the Company Subsidiaries are not a party to any contract, commitment or agreement (including the Material Contracts), and none of their properties and assets is subject to or bound or affected by any charter, by-law or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation, Permit or other restriction of any kind or character, which would (i) prevent the Company from entering into this Agreement and other agreements contemplated hereby or from consummating the transactions contemplated hereby and thereby, or (ii) have a Company Material Adverse Effect.

                  (f)  Except as set forth in  Section  3.21(a)  of the  Company
Disclosure Schedule, neither the Company nor any Company Subsidiary has any obligation for money borrowed or under any guarantee nor any agreement or arrangement to borrow money or to enter into any such guarantee.

                  SECTION 3.22. Brokers. Except as set forth in the Agreement between the Company and Ewing Monroe Bemis & Co. annexed hereto as Annex 4, no broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

                  SECTION   3.23.   Insurance.   Section  3.23  of  the  Company
Disclosure Schedule sets forth the carrier, coverage and limits of each insurance policy in effect relating to the Company, or any Company Subsidiary or any Benefit Plan which coverage reflects all insurance which is required by Law to be maintained by the Company and the Company Subsidiaries. All of such policies, agreements and arrangements are in full force and effect, neither the Company nor any Company Subsidiary is delinquent with respect to any premium payments thereon, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Company and the Company Subsidiaries maintain the type and amount of insurance which is adequate to protect them and their financial condition against the risks involved in the conduct of their businesses. Except as set forth in Section 3.23 of the Disclosure Schedule, neither Company nor any Company Subsidiary has any performance bonds or letters of credit which are required by law or any agreement, contract or commitment, including the Material Contracts, to be maintained or entered into by the Company or the Company Subsidiaries. None of the policies may be terminated or invalidated as a result of consummation of the Merger or require the consent of any third party to remain effect upon consummation of the Merger.

                  SECTION 3.24. Related Party Transactions. Section 3.24 of the Company Disclosure Schedule sets forth the amounts and certain terms of indebtedness or other obligations, Liabilities or commitments arising on or after September 30, 1998 (contingent or otherwise) of the Company or any Company Subsidiary to or from any present or former officer, director, partner or shareholder or any person related to, controlling, controlled by or under common control with any of the foregoing (other than for employment services performed within the past month the payment for which is not yet due), and all other transactions between such persons and the Company or any Company Subsidiary. Without limiting the generality of the foregoing, except as set forth on Section
3.24 of the Company Disclosure Schedule, as of the date hereof, there is (i) no indebtedness outstanding from the Company or any Company Subsidiary to any present or former shareholder, officer, director, or partner of the Company or any Company Subsidiary and there is no guarantee by the Company or any Company Subsidiary of the indebtedness of any present or former shareholder, officer, director or partner of the Company or any Company Subsidiary to any other person or entity and (ii) no indebtedness outstanding from any present or former officer, director, shareholder or partner of the Company or any Company Subsidiary to the Company or any Company Subsidiary and there is no guarantee by any present or former officer, director, shareholder or partner of the Company or any Company Subsidiary of the indebtedness of the Company or any Company Subsidiary.

                  SECTION 3.25. Vote Required. The affirmative vote of (i) the holders of a majority of the outstanding shares of Company Common Stock, and
(ii) the holders of a majority of the outstanding shares of each series of Company Preferred Stock, are the only votes of the holders of any class or series of capital stock of the Company necessary to approve the Merger.


                  SECTION 3.26. Tax Credits. Each Company Project is a Qualified Project. Each Project included in the YESCO Transaction shall be a Qualified Project after giving effect to the consummation of such YESCO Transaction. The Company's representations and warranties contained in Section 3.21 of the Purchase and Sale Agreement (the "Purchase Agreement") by and between AJG and the Company dated as of December 30, 1999 are deemed to be restated and incorporated herein as if fully set forth here and were true and correct as of the Effective Date (as defined in the Purchase Agreement), are true and current as of the date hereof and will be true and correct as of the Effective Date. The consummation of the Merger will not adversely affect the status of any Company Project or YESCO Project as a Qualified Project or otherwise adversely affect the availability of tax credits under Section 29 of the Code with respect to such Projects assuming that USE or Cinergy Corp. or any of its Affiliates (other than Parent and its subsidiaries) (collectively, the "Cinergy Entities") do not take any action which would cause the Seller and Purchaser of any qualified fuel respecting any Project to be treated as a "related persons" under Section 29 of the Code.


                  SECTION 3.27.     Illinois Subsidy Program.

         (a) Each of the Illinois Projects (as defined in the Note Purchase Agreement) is qualified for and is in material compliance with all legal requirements respecting the benefits of Section 8-403.1 of the Illinois Revised Statutes and the regulations thereunder (the "Illinois Retail Rate Law") and has made all filings required thereby.

         (b) Upon the consummation of the transactions described in the Yesco Agreement, each of the YESCO Illinois Projects (as defined in the AJG Agreement) will be qualified for and will be in material compliance with the Illinois Retail Rate Law and will have made all filings required thereby.

         (c) The amounts currently on deposit in the Illinois Account (as defined in the Note Purchase Agreement) established pursuant to that certain Indenture of Trust and Security Agreement dated as of November 30, 1999 among the Issuers named therein and The Chase Manhattan Bank, as Trustee, for the benefit of, inter alia, John Hancock Life Insurance Company ("Hancock") are reasonably expected to be sufficient, after giving effect to reasonably projected earnings thereon, to fund the Illinois Reimbursement Obligations (as defined in the Note Purchase Agreement) that have accrued through the Date of this Agreement. The Illinois Reimbursement Obligations accrued through September 30, 2000 does not exceed approximately $8,122,000, subject to final verification by the utilities.

         (d) Provided that (i) no Cinergy Entity directly or indirectly owns in the aggregate more than 50% of the economic or voting interests in the Company as a result of the Merger, and (ii) USE does not own more than 9 megawatts of electrical generating capacity at projects located outside of the State of Illinois, and (iii) the transactions contemplated by the YESCO Agreement are consummated prior to the Effective Time or, if they are not, AJG shall not, at or prior to the Effective Time, have disposed of any of the interests owned by AJG in the Illinois Projects on the date of this Agreement, and (iv) notice is given as required by the orders governing the rights of the Illinois Projects and the YESCO Illinois Projects under the Illinois Retail Rate Law, then the Company has no reason to believe that any rights to receive benefits under the Illinois Retail Rate Law now held by the Illinois Projects or the YESCO Illinois Projects may be terminated or invalidated by the consummation of the Merger by itself.

                  SECTION 3.28. Hancock Payment Condition. On each Amortization Date (as defined in the Note Purchase Agreement) prior to the date hereof, all conditions set forth in the Indenture of Trust and Security Agreement, including, without limitation, conditions set forth in Section 3.03(b)(viii) thereof (and any successor provisions thereto) for the payment of amounts in the Revenue Account (as defined in the Indenture of Trust and Security Agreement) to the Company and Company Subsidiaries have been satisfied. To the Company's knowledge no conditions exist which would reasonably be expected to cause such conditions not to be satisfied on any Amortization Date occurring within the Surviving Corporation's first full quarter after the Effective Date.

                  SECTION 3.29. Status under Certain Statutes. Except for the Company Projects set forth in Section 3.29 of the Company Disclosure Schedule,
(i) the Company or the respective Company Subsidiary has duly self-certified or obtained certification from the Federal Energy Regulatory Commission ("FERC") that each Company Project is a qualifying facility within the meaning of the Public Utility Regulatory Policies Act of 1978 ("PURPA") and 18 C.F.R. Part 292 ("Qualifying Facility"), (ii) each currently operating Company Project as constructed and operated in accordance with the applicable Material Contracts is a Qualifying Facility, (iii) each Company Project that is currently under construction will, when constructed and operated in accordance with the applicable Material Contracts, be a Qualifying Facility, (iv) the ownership of the equity interests in each Company Project satisfy the ownership criteria set forth in 18 C.F.R. Section 292.206, and no equity interest in any Company Project is held by an electric utility or utilities or by an electric utility holding company or companies or any combination thereof, and (v) neither the Company nor any Company Subsidiary or Company Project is engaged in the sale of any gas or electricity to retail or end-user customers. Except as set forth in
Section 3.29 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is (a) an "electric utility company", a "gas utility company", a "holding company", a "subsidiary company" of a "holding company" or "public utility company", or an "affiliate" of a "holding company" or "public utility company" as such terms are defined by the Public Utility Holding Company Act of 1935 ("PUHCA"), (b) subject to the Federal Power Act ("FPA") (other than those sections referred to in 16 U.S.C. Sections 799-803, 808, 813, 824a-3(e), 824d and 18 C.F.R. Section 292.601(c)) or the Natural Gas Act ("NGA"), or (c) subject to regulation as a "public utility", a "local distribution company", an "electrical load serving entity" or a similar entity under the laws of any state in which any Company Project is organized or located.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

                  Except as set forth in the Parent Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                  SECTION 4.01. Organization; Business and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and each is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which (i) it owns properties or (ii) the conduct of its business requires such qualification, other than those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means any change in or effect on the business of Parent, Merger Sub or any Parent Subsidiary that is, or is reasonably likely to be, materially adverse to the assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent, Merger Sub and the Parent Subsidiaries taken as a whole. Each jurisdiction in which the Parent and Merger Sub is required to be qualified and in good standing is set forth in Section
4.01 of the Parent Disclosure Schedule.

                  SECTION 4.02. Certificate of Incorporation and By-Laws. Parent and Merger Sub have heretofore furnished to the Company a complete and correct copy of (i) Parent and Merger Sub's Certificates of Incorporation, as amended to date, certified by the Secretary of State of the State of Delaware, and (ii) Parent and Merger Sub's By-Laws, as amended to date, certified by the Secretary or an Assistant Secretary of Parent and Merger Sub, as applicable. Parent and Merger Sub's Certificates of Incorporation and By-Laws are in full force and effect, and neither Parent nor Merger Sub is in violation of any of the provisions thereof.

                  SECTION 4.03. Parent Capital Structure. (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, of which 1,138,888 shares are designated Series A Preferred Stock and 875 shares are designated Series B Preferred Stock (the Series A Preferred Stock and the Series B Preferred Stock being referred to collectively as the "Authorized Parent Preferred Stock"). As of the date hereof or such other time specified herein, (i) 7,681,709 shares of Parent Common Stock are issued and outstanding (ii) 1,138,888 shares of Parent Series A Preferred Stock are issued and outstanding, (iii) 398 as of October 31, 2000 shares of Parent Series B Preferred Stock are issued and outstanding, (iv) 3,114,350 warrants to purchase 3,114,350 shares of Parent Common Stock are issued and outstanding, (v) 7,600 as of October 31, 2000 shares of Parent Common Stock are held in the treasury of Parent or by the Parent Subsidiaries, (vi) 0 shares of Authorized Parent Preferred Stock are held in the treasury of Parent or by the Parent Subsidiaries, and (vii) 7,228,675 shares of Parent Common Stock and 0 shares of Authorized Parent Preferred Stock are reserved for issuance upon exercise of (A) current stock options ("Parent Options") granted pursuant to the 2000 Executive Incentive Compensation Plan, the 1998 Executive Incentive Compensation Plan, the 1997 Stock Option Plan and the 1996 Stock Option Plan ("Parent Stock Option Plans") and otherwise or (B) 6,282,500 shares of Parent Common Stock and 0 shares of Authorized Parent Preferred Stock are reserved for issuance upon exercise of future grants of stock options and warrants. Except for Parent Options granted pursuant to the Parent Stock Option Plans, the Cinergy Subscription Agreement or pursuant to agreements or arrangements described in Section 4.03(a) of the Parent Disclosure Schedule, as of the date hereof there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock and Parent Preferred Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The shares of Parent Common Stock and Parent Preferred Stock to be issued in connection with the Merger, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights. Except as set forth in Section 4.03(a) of the Parent Disclosure Schedule and the Transaction Documents there, are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock, Authorized Preferred Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of Parent and each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights and each such share of the capital stock of a Parent Subsidiary owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in
Section 4.03(b) of the Parent Disclosure Schedule, there are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person, other than guarantees by Company of any indebtedness of any Parent Subsidiary.

                  (b) Except as set forth in this Section 4.03 or as reserved for future grants of options and warrants under Parent Stock Option Plans, there are no equity securities of any class of Parent or Merger Sub or any Parent Subsidiary, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding phantom equity respecting the Parent, Merger Sub or any Parent Subsidiary, and there are no options, warrants, equity securities, calls, puts by other parties, rights, commitments or agreements of any character to which Parent or Merger Sub or any Parent Subsidiary is a party or by which such entity is bound (including under letters of intent, whether binding or nonbinding) obligating Parent or Merger Sub or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of Parent or Merger Sub or any Parent Subsidiary or obligating Parent or Merger Sub or any Parent Subsidiary to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, puts, right, commitment or agreement. Except as set forth on
Section 4.03(b) of the Parent Disclosure Schedule, the Voting Agreement, the Pledge Agreement and the Cinergy Stock Purchase Agreement], to the Knowledge of Parent or Merger Sub, there are no voting trusts, proxies or other voting agreements, limitations or understandings with respect to the shares of capital stock or other equity interests of Parent or Merger Sub or any Parent Subsidiary.

                  SECTION 4.04. Power and Authorization. Each of Parent and Merger Sub and each Parent Subsidiary has the respective corporate, partnership or limited liability company power and authority, as applicable, to own, license or lease the properties and assets it purports to own, license or lease and to conduct its business as now conducted. The execution, delivery and performance by Parent and Merger Sub of this Agreement and any exhibit, schedule, annex or ancillary document hereto (i) has been duly authorized, (ii) do not require any approval which has not been obtained except where the failure to obtain such approval would not individually or in the aggregate have a Parent Material Adverse Effect and do not, and will not, contravene any Law, Parent or Merger Sub's Certificates of Incorporation or any other corporation document other than with respect to the federal and state securities laws, including the Securities Act, and (iii) do not constitute a default under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which Parent, Merger Sub or any Parent Subsidiary is a party or by which the Parent, Merger Sub or any Parent Subsidiary or any of its properties of the Parent, Merger Sub or any Parent Subsidiary may be bound or affected. The Agreement has been duly executed and constitutes, and upon execution each such exhibit, schedule, annex or ancillary document to be executed by the Company will constitute valid obligation, legally binding upon it and enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws or by equitable principles relating to or limiting creditors' rights generally. Except as set forth in Section 4.04 of the Parent Disclosure Schedule and other than with respect to the federal and state securities laws, including the Securities Act, no consent of any other Person and no consent, permit, license, approval or authorization of, or giving notice to, filing, registration or declaration with, any Governmental Entity is required in connection with Parent and Merger Sub's execution, delivery or performance of, or the validity or enforceability of, this Agreement or any such ancillary document.

                  SECTION 4.05. Organization and Ownership of Shares of Subsidiaries; Affiliates.

                  (a) Section 4.05(a) of the Parent Disclosure Schedule contains (except as noted therein) complete and correct lists of each subsidiary of Parent and Merger Sub (each, a "Parent Subsidiary"), showing, as to each Parent Subsidiary, the correct name thereof, the jurisdiction of its organization, the status, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Parent and Merger Sub and each other Parent Subsidiary.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Parent Subsidiary shown in Section 4.05(b) of the Parent Disclosure Schedule as being owned by Parent and Merger Sub and the Parent Subsidiaries, as applicable, have been validly issued, are fully paid and nonassessable and are owned by the applicable Parent, Merger Sub or Parent Subsidiary free and clear of all security, liens, claims, pledges, options rights of first refusal, agreements, limitations on Parent's, Merger Sub's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in Section 4.05(b) of the Parent Disclosure Schedule, there are no material outstanding contractual obligations of Parent, Merger Sub or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person, other than guarantees by Parent of any indebtedness of any Parent Subsidiary identified in Section 4.19(a) of the Parent Disclosure Schedule.

                  (c) Each Parent Subsidiary identified in Section 4.05 of the Parent Disclosure Schedule is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each such Parent Subsidiary has the corporate or other entity power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  SECTION 4.06. Compliance with Laws. Section 4.06 of the Parent Disclosure Schedule lists all Governmental Orders, if any, applicable to the Parent, Merger Sub or any Parent Subsidiary and each notice of a violation of Law applicable to the Parent, Merger Sub or any Parent Subsidiary issued since September 1, 1997. To the Parent's Knowledge, neither the Parent, Merger Sub nor any Parent Subsidiary is under a pending investigation with respect to a violation of Law or Governmental Order. The Parent has disclosed all violations by the Parent, Merger Sub and the Parent Subsidiaries of Laws and Governmental Orders applicable to the Parent, Merger Sub or a Parent Subsidiary which would reasonably be expected, individually or in the aggregate, to have a Parent Material Effect and no condition exists which would give rise to a violation by the Parent, Merger Sub or any Parent Subsidiary of any Law or Governmental Order, in either case which would reasonably be expected, individually or in the aggregate, to have a Parent Material Effect.

                  SECTION 4.07.  Permits.  Section 4.07 of the Parent Disclosure
Schedule lists all health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Entities (collectively, the "Parent Permits") necessary or proper for the conduct of the business of Parent and Merger Sub. Except as set forth on Section 4.07 of the Parent Disclosure Schedule, each of such Parent Permits is in full force and effect, is final, and, based on current regulations, is not subject to appeal or judicial, governmental or other review. Parent and Merger Sub have no reason to believe that any of the Parent Permits listed in Section 4.07 of the Parent Disclosure Schedule, which Parent and Merger Sub have applied or will apply for, will not be obtained in the normal course of business and without any conditions or limitations that would reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

                  SECTION 4.08.  Litigation; No Default.

                  (a)  Except  as set  forth  in  Section  4.08  of  the  Parent
Disclosure Schedule, there is no judgment, action, investigation, claim, complaint, notice of violation, injunction, order, decree, directive, action, suit, arbitration or proceeding or labor dispute pending or threatened either pursuant to written notification or to the Knowledge of Parent, Merger Sub or Parent Subsidiary in any court or before or by any Governmental Entity, arbitrator, board or authority against or affecting Parent or Merger Sub or any Parent Subsidiary; and

                  (b) Except as set forth in Section 4.08 of the Parent Disclosure Schedule, neither Parent nor Merger Sub nor any Parent Subsidiary is in default or has Knowledge of any event that, with the passage of time or giving notice, may constitute a default under any agreement, bond, note, indenture, mortgage, loan agreement, order or judgment or any material ordinance, resolution or decree to which it is a party or by which it is bound, or any other agreement or other instrument by which it or any of the properties or assets owned by it or used in the conduct of its business is affected, except where such default or event would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  SECTION 4.09. Taxes. Parent, Merger Sub, each Parent Subsidiary and each Parent Benefit Plan have filed all United States federal and state tax returns and reports and all other tax returns and reports with each appropriate Governmental Entity in all jurisdictions in which such returns and reports are required to be filed for all fiscal years through the fiscal year ended January 31, 2000, and such returns and reports accurately reflect in all respects the taxes, assessments and charges of Parent and Merger Sub and each Parent Subsidiary for the periods covered thereby. Parent, Merger Sub, each Parent Subsidiary and each Parent Benefit Plan have paid all Taxes, assessments and other charges which have become due to any Governmental Entity having jurisdiction over Parent or Merger Sub or Parent Subsidiary or any of their properties and no Tax Liens have been filed and no claims are being asserted against Parent or Merger Sub or a Parent Subsidiary or any properties of Parent or Merger Sub or a Parent Subsidiary or any Parent Benefit Plan. None of the federal or state income tax returns of Parent and Merger Sub or a Parent Subsidiary are under audit. Except as set forth on Section 4.09 of the Parent Disclosure Schedule, neither Parent nor Merger Sub nor any Parent Subsidiary has any Knowledge of any income events or unpaid Taxes, assessments or charges which may be due and payable against it or any of its properties, or any Parent Benefit Plan or any basis for any other Tax or assessment attributable to any period (or partial period) ending on or before the Closing Date. The charges, accruals and reserves on the books of Parent and Merger Sub and each Parent Subsidiary in respect of Federal, state or other Taxes for all fiscal periods (or partial periods) up to and including the Closing Date are adequate in all material respects.

                  SECTION 4.10. Assets, Title; Liens; Etc. (a) The assets of Parent and Merger Sub and each Parent Subsidiary, including real, personal and mixed, tangible and intangible, necessary or useful to the operation of its business (the "Parent Assets") are in working order, and suitable for the uses intended. The Parent Assets comply with and are operated in conformity with all applicable Laws, Parent Permits and other requirements relating thereto adopted or currently in effect. No default or event of default by Parent or Merger Sub or a Parent Subsidiary exists, and no event which, with notice or lapse of time or both, would constitute a default by Parent or Merger Sub or a Parent Subsidiary, has occurred and is continuing, under terms or provisions, express or implied, of any such lease, agreement or other instrument or under the terms or provisions of any agreement to which any of such Parent Assets is subject, nor has Parent or Merger Sub or a Parent Subsidiary received notice of any claim of such default, except where such default or event of default would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                           (b)      Except as set forth  in Section 4.10(b) of
the Parent Disclosure Schedule, the Parent, Merger Sub and each of the Parent Subsidiaries has good title to all of the Parent Assets currently used or proposed to be used by the Parent, Merger Sub or such Parent Subsidiary in the conduct of its business as currently conducted and proposed to be conducted, free and clear of any liens and encumbrances.

                  SECTION 4.11. Books and Records; Bank Accounts, etc. (a) The books of account and other financial and corporate records of Parent and Merger Sub and the Parent Subsidiaries are complete and accurate and are maintained in accordance with good business practices. The minute books of Parent, Merger Sub and the Parent Subsidiaries as previously made available to the Company and its counsel contain accurate records of all meetings and accurately reflect all other corporate action of the shareholders and directors (and committees thereof) of Parent, Merger Sub and the Parent Subsidiaries.

                  (b) Section 4.11(b) of the Parent Disclosure Schedule sets forth a complete list of (i) the name and address of each bank and brokerage firm with which Parent or Merger Sub or any Parent Subsidiary has any accounts, safe deposit boxes, lock boxes or vaults, (ii) the account numbers relating thereto, and (iii) the names of all persons authorized to deal with such accounts or to have access to such boxes or vaults.

                  SECTION 4.12. Powers of Attorney. No person has any power of attorney to act on behalf of Parent, Merger Sub or any Parent Subsidiary in connection with any of its properties or business affairs other than such powers to so act as normally pertain to the officers of such entity.

                  SECTION 4.13. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since January 31, 2000, except as disclosed in Section 4.13 of the Parent Disclosure Schedule or the Parent SEC Reports, the business of Parent, Merger Sub and the Parent Subsidiaries has been conducted only in (and they have not engaged in any transaction other than according to) the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in
Section 4.13 of the Parent Disclosure Schedule, since January 31, 2000, there has not been:

                  (i) any adverse change in the financial condition, business condition, assets or liabilities or results of operations of Parent, Parent Subsidiary and Merger Sub or any development or combination of developments of which the Parent, Parent Subsidiaries or the Merger Sub have Knowledge, individually or in the aggregate which changes or developments have had or are reasonably likely to have a Parent Material Adverse Effect;

                  (ii) any damage, destruction or loss in excess of $150,000 in the aggregate (whether or not covered by insurance) adversely affecting any of the Parent Assets or any damage, destruction or loss in excess of $50,000 in the aggregate (which is not covered by insurance) adversely affecting any of the Parent Assets;

                  (iii) any obligation or liability undertaken or incurred by Parent or Merger Sub or any Parent Subsidiary (whether absolute, accrued, contingent or otherwise and whether due or to become due), or any transaction, contract or commitment entered into by Parent or Merger Sub or any Parent Subsidiary in excess of $100,000;

                  (iv) any payment, discharge or satisfaction of any claim, lien, encumbrance or liability of Parent, Merger Sub or any Parent Subsidiary outside the ordinary course of business;

                  (v)  any  sale,  transfer,   conveyance,   assignment,  lease,
         license, pledge, mortgage or other disposition or encumbrance by Parent, Merger Sub or any Parent Subsidiary of any assets of Parent, Merger Sub or any Parent Subsidiary having a value of $75,000 individually or $150,000 in the aggregate, or more, except in the ordinary course of business and consistent with past practices of Parent or Merger Sub;

                  (vi) any modification, amendment, cancellation, termination, revocation, rescission, or waiver of any rights, pursuant to any Parent Material Contract;

                  (vii) any change in the accounting methods or practices followed by Parent or Merger Sub or any Parent Subsidiary or any change in the depreciation or amortization policies or rates theretofore adopted and applied;

                  (viii) any increase in the compensation of the directors, officers and employees of Parent, Merger Sub or any Parent Subsidiary, other than any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment described in Section 4.13 of the Parent Disclosure Schedule, the formulae or commission rates of which have not been amended or changed since January 31, 2000;

                  (ix) declared, paid or set aside for payment by Parent, Merger Sub or any Parent Subsidiary any dividend or other distribution in respect to its capital stock or other securities, or redeemed, purchased or otherwise acquired any of its capital stock or other securities;

                  (x) issued,  authorized  for  issuance,  nor entered  into any commitment to issue by Parent, Merger Sub or any Parent Subsidiary any equity security, stock option, warrant or any other security convertible or exercisable into an equity security, bond, note or other security of Parent, Merger Sub or any Parent Subsidiary;

                  (xi) any extraordinary transaction or payments between (i) any of the officers, directors or shareholders of Parent, Merger Sub or any Parent Subsidiary or any affiliate or other related party or entity on the one hand and (ii) Parent, Merger Sub or any Parent Subsidiary on the other hand;

                  (xii) the termination, whether voluntarily or involuntarily, of any management-level employee of Parent, Merger Sub or Parent Subsidiary; or

                  (xiii) any agreement or understanding entered into by Parent or Merger Sub or any Parent Subsidiary whether in writing or otherwise, for Parent, Merger Sub or any Parent Subsidiary to take any of the actions specified in this Section 4.13.

                  SECTION 4.14. Intellectual Property. Except in instances where there would be no Parent Material Adverse Effect:

                  (a) Parent, Merger Sub and each Parent Subsidiary owns or possesses all licenses, permits, franchises, authorizations, know-how, trade secrets, or other proprietary rights and technology or rights thereto, that individually or in the aggregate are material to operate its business as now conducted and as presently proposed to be conducted, without any known conflict with the rights of others;

                  (b) no product of Parent or Merger Sub or any Parent Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) there is no material violation by any Person of any right of Parent or Merger Sub or any Parent Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by Parent or Merger Sub or such Parent Subsidiary.

                  SECTION 4.15.  Employee  Benefit  Plans;  Labor  Matters.  (a)
Section 4.15(a) of the Parent Disclosure Schedule sets forth a list of every bonus, incentive, deferred or current compensation, excess benefits, profit sharing, pension, thrift, stock option, savings, retirement, severance, sickness, accident, medical, disability, hospitalization, vacation, insurance or other plan, agreement, or arrangement, whether written or oral, formal or informal, which provides benefits to or for or on behalf of any one or more employees of Parent, Merger Sub and Parent Subsidiaries (including, without limitation, any "employee benefit plan", as defined in section 3(3) of ERISA and each other plan or program maintained, sponsored, or contributed to by Parent, Merger Sub or any Parent Subsidiary, or with respect to which Parent or Merger Sub or any Parent Subsidiary could incur liability under section 4069, 4212(c) or 4204 global of ERISA (the "Parent Benefit Plans"). With respect to the Parent Benefits Plans, to the extent applicable, Parent and Merger Sub have made available to the Company a true and complete copy of (i) the most recent annual report (Form 5500) filed with the IRS or DOL, (ii) such Parent Benefit Plan document, (iii) each trust agreement relating to such Parent Benefit Plan, (iv) the most recent summary plan description for each Parent Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Parent Benefit Plan subject to Title IV of ERISA and
(vi) the most recent determination letter issued by the IRS with respect to any Parent Benefit Plan qualified under section 401(a) of the Code.

                  (b) With respect to the Parent Benefit Plans, no event has occurred and, to the Knowledge of Parent, Merger Sub and any Parent Subsidiary, there exists no condition or set of circumstances in connection with which Parent or Merger Sub or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law.

                  (c) Except as set forth in Section 4.15(c) of the Parent Disclosure Schedule, neither Parent nor Merger Sub nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or Merger Sub or any Parent Subsidiary and no collective bargaining agreement or other labor union contract is being negotiated by Parent or Merger Sub or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or Merger Sub or any Parent Subsidiary pending or threatened in writing which may interfere with the respective business activities of Parent or Merger Sub or any Parent Subsidiary. As of the date of this Agreement, to the Knowledge of Parent, Merger Sub or Parent Subsidiaries, none of Parent or Merger Sub, the Parent Subsidiaries, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of Parent and Merger Sub and any Parent Subsidiary. There is no charge or complaint against Parent or Merger Sub or any Parent Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or threatened in writing or to their Knowledge any fact or circumstance that would reasonably likely serve as the basis for such charge or complaint.

                  (d) Each of Parent and Merger Sub and the Parent Subsidiaries have complied with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, payment of Social Security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. Neither Parent nor Merger Sub nor any Parent Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (e) Section 4.15(e) of the Parent Disclosure Schedule lists and Parent, Merger Sub and the Parent Subsidiaries have made available to the Company true and complete copies of (i) all severance, employment and non-competition agreements with employees of Parent and Merger Sub and the Parent Subsidiaries; (ii) all severance programs and policies, whether oral or in writing, formal or informal of Parent and Merger Sub and the Parent
Subsidiaries (if any) with or relating to its employees; (iii) all plans, programs, agreements and other arrangements of Parent and Merger Sub and the Parent Subsidiaries with or relating to its employees which contain change of control provisions; and (iv) all employee handbooks, manuals, policies, whether written or oral, setting forth the terms and conditions of employment including, but not limited to, hiring, promotion, transfers, termination, performance reviews and evaluations.

                  (f) Except as provided in Section 4.15(f) of the Parent Disclosure Schedule or as otherwise required by Law, no Parent Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

                  (g)   The   expected    postretirement   benefit   obligations
(determined as of the last day of the Parent and each Parent Subsidiary's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent and the Parent Subsidiaries are not material.

                  (h) Except as provided in Section 4.15(h) of the Parent Disclosure Schedule, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)(D) of the Code.

                  SECTION 4.16. Employees. Section 4.16 of the Parent Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits currently payable (in cash or otherwise), the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Parent or any Parent Subsidiary whose annual base salary equals or exceeds $100,000.

                  SECTION 4.17. Parent Projects. The descriptions of the Parent's Projects set forth on Section 4.17 of the Parent Disclosure Schedule are true and accurate, contain no misleading information and do not omit any information the omission of which would be misleading.

                  SECTION 4.18.  Environmental Matters.

                  (a) All representations and warranties (except in instances where there would be no Parent Material Adverse Effect) made by Parent or any Parent Subsidiary in the Parent Material Contracts with respect to Environmental Claims, compliance with Environmental Laws and any other matter generally relating to any actual or potential liability of, or the production, handling and disposal by, any Person with respect to Hazardous Materials, are true and correct;

                  (b) (i) all facilities and property owned, operated or leased by Parent or Merger Sub or a Parent Subsidiary are owned, operated or leased by Parent or Merger Sub or a Parent Subsidiary in compliance with all Environmental Laws, except for such violations that, singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect;

                               (ii) there are no pending and to Parent's, Merger Sub's and Parent Subsidiaries' Knowledge, threatened (x) claims, complaints, notices or requests for information received by Parent or a Parent Subsidiary with respect to any alleged violation of any Environmental Law which would reasonably be expected to have a Parent Material Adverse Effect; or (y) claims, complaints, notices or requests for information received by Parent or a Parent Subsidiary regarding potential liability under any Environmental Law which would reasonably be expected to have a Parent Material Adverse Effect;

                               (iii)        there have been no releases of
         Hazardous Materials in violation of any Environmental Law or which would, singly or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

                               (iv) Parent and each Parent Subsidiary has been issued and is in compliance with all Permits relating to environmental matters and necessary for their businesses, except when the failure to have or comply with the foregoing would not, singly or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

                               (v)          except  as set  forth on  Section
         4.18(b) of the Parent Disclosure Schedule, no property owned, operated or leased by Parent or any Parent Subsidiary is listed or (to their Knowledge) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                               (vi) neither Parent nor any Parent Subsidiary has transported or arranged for the transportation of any Hazardous Material other than in accordance with Governmental Regulations or, to their Knowledge, to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Parent or a Parent Subsidiary for any remedial work, damage to natural resources or personal injury (including claims under CERCLA);

                               (vii) to Parent and any Parent Subsidiary's Knowledge, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, leased or operated by Parent or a Parent Subsidiary in violation of Environmental Law or which would, singly or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

                               (viii) no conditions exist at, on or under any property now or previously owned (as of the date of disposition thereof), leased or operated by Parent or Merger Sub or a Parent Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which would reasonably be expected to have a Parent Material Adverse Effect.

                           (c) If, as a result of a change to the Environmental Laws between the date hereof and the Effective Time any of the representations set forth in Section 4.18(a) and 4.18(b) are no longer accurate, the Company may terminate this Agreement without liability pursuant to Section 8.01; however, if Merger is effectuated, neither the Company nor any Shareholder is entitled to any indemnification for any breach of the representations set forth in Section 4.18(a) and 4.18(b) to the extent such breach is attributable to such change of an Environmental Law.

                  SECTION 4.19. Parent Material Contracts. (a) Section 4.19(a) of the Parent Disclosure Schedule lists all of the following obligations, commitments, agreements, contracts and leases of Parent or Merger Sub or a Parent Subsidiary in effect (collectively, the "Parent Material Contracts"):

                  (i) any agreement or plan evidencing rights to purchase securities of Parent, Merger Sub or any Parent Subsidiary or any agreement among shareholders of Parent or Merger Sub or among equity interest owners of any Parent Subsidiary;

                  (ii) any loan or other agreement, note, indenture or instrument relating to, or evidencing, indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any property of Parent or Merger Sub or a Parent Subsidiary or any agreement or instrument evidencing any guaranty by Parent or Merger Sub or a Parent Subsidiary of payment or performance by any other party ("Parent Loan Agreements");

                  (iii)  all  commitments   with  customers  and  utility  power
         purchasers involving a dollar amount in excess of $150,000 ("Parent Customer Contracts");

                  (iv) any contract involving a dollar amount in excess of $150,000 for the furnishing or purchase of machinery, equipment, goods, fuel or services (including, without limitation, any agreement with processors and subcontractors);

                  (v) any agreement license or lease relating to real estate, licensing or geothermal rights involving a dollar amount in excess of $150,000;

                  (vi) any joint venture, partnership or limited liability company contract or arrangement or other agreement involving a sharing of profits or expenses;

                  (vii) any agreement limiting the freedom of Parent, Merger Sub or any Parent Subsidiary to compete in any line of business or in any geographic area or with any party;

                  (viii) any agreement providing for disposition of any line of business, assets or securities of Parent, Merger Sub or any Parent Subsidiary, or any agreement with respect to the acquisition of any line of business, assets or shares of any other business, and any agreement of merger or consolidation or letter of intent with respect to the foregoing;

                  (ix) all contracts and agreements that contain (A) clauses prohibiting, or requiring the giving of notice to, or the consent of, any other person in the event of, a merger with or into Merger Sub , or
         (B) clauses that deem any such occurrence to be a default (or an event that with the passage of time or the giving of notice may constitute a default) or an event that gives any other person the right to terminate or modify such contract or agreement; and

                  (x) any  agreement  relating to any Parent  Project  listed in
         Section 4.17 of the Parent Disclosure Schedule with a dollar value in excess of $150,000.

                  (b) Except as set forth on Section 4.19(b) of the Parent Disclosure Schedule, (i) the Parent, Merger Sub and each Parent Subsidiary has complied in all material respects with, and the Parent, Merger Sub and each Parent Subsidiary is not in default under, any of the Parent Material Contracts,
(ii) neither Parent nor Merger Sub nor any Parent Subsidiary has granted, nor been granted, any waiver or forbearance with respect to any Parent Material Contract, (iii) the Parent Material Contracts are valid and are in full force and effect as to Parent or Merger Sub or any Parent Subsidiary, as applicable (and, to the Knowledge of Parent and Merger Sub, as to the other parties thereto) as of the date hereof, and (iv) except as otherwise noted and reserved against in the Parent Financial Statements, none of such Parent Material Contracts would reasonably be expected to result in the successful assertion or claim of any liability against Parent or Merger Sub or any Parent Subsidiary in excess of that anticipated by the Parent Material Contract. Neither Parent nor Merger Sub nor any Parent Subsidiary has received a notice of default under any Parent Material Contract, and no event has occurred or, to Parent, Merger Sub's and any Parent Subsidiary's Knowledge, would reasonably be expected to occur which (after notice and lapse of time or both) would become a breach or default under any Parent Material Contract, or permit modification, cancellation, acceleration or termination of any Parent Material Contract (other than termination solely as the result of the expiration, absent a default, of the term of the Parent Material Contract).

                  (c) True copies of all such Parent Material Contracts, including any amendments thereto and modifications thereof, have been delivered to the Company.

                  (d) Section 4.19(d) of the Parent Disclosure Schedule sets forth a list of each proposal made in connection with the conduct of the Business by Parent and Merger Sub and any Parent Subsidiary pursuant to written requests for proposals or otherwise which neither has resulted in the execution of a Parent Material Contract as of the date hereof nor has been rejected by the party or parties to whom the proposal was delivered (provided if such proposal was accepted such resulting contract would constitute a Parent Material Contract) (the "Parent Outstanding Proposals"). To the Knowledge of Parent and Merger Sub, all Parent Outstanding Proposals were made in accordance with applicable Law and the directions of any written request for proposal, if applicable. A copy of each Parent Outstanding Proposal has been delivered by Parent and Merger Sub to the Company. Notwithstanding anything herein to the contrary, except as provided in Section 3.22 hereof, no third party (other than Parent or Merger Sub or the Surviving Corporation) shall be entitled to any fee, commission, expense or other amount arising out of the acceptance of any Parent Outstanding Proposal and/or the consummation of the transaction(s) contemplated thereby. Parent and Merger Sub's obligation to make disclosure under this
Section 4.19(d) is subject to any confidentiality agreements relating to any Parent Outstanding Proposals provided that Parent shall use commercially reasonable any efforts to obtain any consent necessary to permit disclosure under this Section 4.19(d).

                  (e) The Parent, Merger Sub and the Parent Subsidiaries are not a party to any contract, commitment or agreement (including the Parent Material Contracts), and none of their properties and assets is subject to or bound or affected by any charter, by-law or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation, Parent Permit or other restriction of any kind or character, which would (i) prevent Parent or Merger Sub from entering into this Agreement and other agreements contemplated hereby or from consummating the transactions contemplated hereby and thereby, or
(ii) have a Parent Material Adverse Effect.

                  (f) Except as set forth in Section 4.19(f) of the Parent Disclosure Schedule, neither Parent nor Merger Sub nor any Parent Subsidiary has any obligation for money borrowed or under any guarantee nor any agreement or arrangement to borrow money or to enter into any such guarantee.

                  SECTION 4.20. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

                  SECTION 4.21. Insurance. Parent and Merger Sub and each Parent Subsidiary is in compliance with all requirements to maintain insurance contained in any Parent Material Contract. All insurance policies held by Parent or Merger Sub or any Parent Subsidiary are in full force and effect and all premium payments required by such policies are current.

                  SECTION 4.22. Related Party Transactions. Section 4.22 of the Parent Disclosure Schedule sets forth the amounts and certain terms of indebtedness or other obligations, Liabilities of the Parent or commitments arising on or after September 30, 1998 were (contingent or otherwise) of Parent or Merger Sub or any Parent Subsidiary to or from any present or former officer, director, partner or shareholder or any person related to, controlling, controlled by or under common control with any of the foregoing (other than for employment services performed within the past month the payment for which is not yet due), and all other transactions between such persons and Parent or Merger Sub or any Parent Subsidiary within the last two years. Without limiting the generality of the foregoing, except as set forth on Section 4.22 of the Parent Disclosure Schedule, as of the date hereof, there is (i) no indebtedness outstanding from Parent or Merger Sub or any Parent Subsidiary to any present or former shareholder, officer, director or partner of Parent or Merger Sub or any Parent Subsidiary and there is no guarantee by Parent or Merger Sub or any Parent Subsidiary of the indebtedness of any present or former shareholder, officer, director or partner of Parent, Merger Sub or any Parent Subsidiary to any other person or entity and (ii) no indebtedness outstanding from any present or former officer, director, shareholder or partner of the Parent, Merger Sub, or any Parent Subsidiary to the Parent, Merger Sub or any Parent Subsidiary and there is no guarantee by any present or former officer, director, shareholder or partner of the Parent, Merger Sub or any Parent Subsidiary of the indebtedness of the Parent, Merger Sub or any Parent Subsidiary.

                  SECTION 4.23. Vote Required. The affirmative vote of (i) the holders of a majority of the outstanding shares of Parent Common Stock and the Parent's Series A Preferred Stock voting together as a single class and (ii) the holders of Merger Sub Common Stock are the only votes of the holders of any class or series of capital stock of Parent and Merger Sub necessary to approve the Merger.

                  SECTION 4.24. SEC Filings; Parent Financial Statements. (a) Parent has made all filings required to be filed by it under the Exchange Act since January 31, 1997 through the date of this Agreement (collectively, the "Parent SEC Reports"). The Parent SEC Reports were prepared in all material respects in accordance with the requirements of the Exchange Act. None of the Parent SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No security of any Parent Subsidiary is required to be registered pursuant to Section 12(b) or 12(g) of the Exchange Act. A complete listing of all Parent SEC Reports filed by Parent on form 10K, form 10Q, form 8-K or Schedule 14A since January 1, 1997 is annexed hereto as Section 4.24 of the Parent Disclosure Schedule.

                  (b) Each of the consolidated financial statements including consolidated balance sheets of the Parent and any Parent Subsidiary and the related statements of income, shareholders equity and cash flow for the fiscal year and fiscal quarter then ended together with notes thereto contained in the Parent SEC Reports (the "Parent Financial Statements") was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

                  (c) No Undisclosed Liabilities. There are no Liabilities of the Parent or any Parent Subsidiary and there is no existing condition or set of circumstances which could reasonably be expected to result in such a Liability, other than Liabilities of the Parent and the Parent Subsidiaries (a) reflected or reserved against on the Financial Statements or (b) which do not and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Reserves are reflected on the Parent Financial Statements against all Liabilities of Parent and the Parent Subsidiaries in amounts that have been established on a basis consistent with the past practices of the Parent and the Parent Subsidiaries and in accordance with GAAP.

                  SECTION 4.25.  Ownership of Merger Sub; No Prior Activities.

                  (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

                  (b) As of the Effective Time, Parent and CSI will own all of the capital stock of Merger Sub. As of the Effective Time, except for the Merger Sub Stockholders Agreement there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Merger Sub, by sale, lease, license or otherwise. Except for the Merger Sub Stockholder Agreement, there are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

                  (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                  SECTION 4.26. Status under Certain Statutes. (a) Except for the Parent's Projects set forth in Section 4.26 of the Parent Disclosure Schedule, (i) Parent or the respective Parent Subsidiary has duly self-certified or obtained certification from the FERC that each Parent Project is a Qualifying Facility, (ii) each currently operating Parent Project as constructed and operated in accordance with the applicable Parent Material Contracts is a Qualifying Facility, (iii) there are no Parent Projects currently under construction and (iv) the ownership of the equity interests in each Parent Project satisfy the ownership criteria set forth in 18 C.F.R. Section 292.206. Except as set forth in Section 4.26 of the Parent Disclosure Schedule, neither
Parent, Merger Sub nor any Parent Subsidiary is (a) an "electric utility company", a "gas utility company", a "holding company" or, to their Knowledge, a "subsidiary company" or an "affiliate" of a "public utility company" as such terms are defined by PUHCA, (b) subject to the FPA (other than those sections referred to in 16 U.S.C. Sections 799-803, 808, 813, 824a-3(e), 824d and 18
C.F.R. Section 292.601(c)) or the NGA, or (c) subject to regulation as a "public utility", a "local distribution company", an "electrical load serving entity" or a similar entity under the laws of any state in which any Parent Projects is organized or located.

                  (b) The Cinergy Entities will not directly or indirectly own in the aggregate more than 50% of the economic or voting interests in the Company as a result of the Merger, and, as of the Effective Date, USE will not own more than 9 megawatts of electrical generating capacity at projects located outside of the State of Illinois.



                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (i) the business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (ii) the Company shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations as the Company deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, the Board of Directors of the Company shall not (unless required by applicable Laws or stock exchange regulations) cause or permit the Company or any Company
Subsidiary to, and shall neither cause nor permit any of the Company's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (other than the issuance of shares issued upon the exercise of options set forth in Section 3.03(a) of the Company Disclosure Schedule and the issuance of shares of Company Common Stock upon the exercise of options or conversions of shares of Company Preferred Stock in accordance with their terms if such issuance will not affect the aggregate Merger Consideration) or (ii) any property or assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice for consideration that are not, in the aggregate, in excess of $250,000;
         (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money in excess of $250,000 in the aggregate, except for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement, it being agreed that in the event the Company or any Company Subsidiaries incur any indebtedness which restricts the Company's or Company Subsidiaries' use or rights to Company revenues, the Company, Parent and Merger Sub shall amend this Agreement to include a warranty and representation substantially similar to Section
         3.28 hereof, respecting the Company's right to receive Company revenues under such new indebtedness; (iii) except for extending the term of the Company's real property lease for its headquarters in Avon, Connecticut by no more than five years in substantial conformance with Exhibit 6.07(b) hereto, terminate, cancel or request any material change in, or agree to any material change in any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $100,000 for the Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

                  (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Company Subsidiary who are not officers of the Company, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of any Benefit Plan currently in effect or the terms of a collective bargaining agreement; provided, however, that the Company may pay 1998 bonuses, and increased salaries, effective December 1, 1999, to Messrs. Zahren, Carolan, Augustine and Laughlin in an aggregate amount of no more than $200,000 subject to Section 2.05 hereof;

                  (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice;

                  (h) waive, release, assign, settle or compromise any material claims or litigation;

                  (i) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (j) enter into or amend any agreement with, or make any loan or advance to any affiliates, officers, directors or employees of Company or a Company Subsidiary;

                  (k) amend, terminate or waive any material right under any Material Contract;

                  (l) execute any definitive documentation or consummate any transaction respecting any Company Outstanding Proposal except on terms substantially in accordance with the disclosure made by the Company pursuant to Section 3.21(d) hereof; or

                  (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

         To the extent that the Company, after the date hereof, does any of the foregoing or enters into any agreement which would be a Material Contract if it were entered into prior to the date hereof, the Company's representations and warranties shall apply to such actions, instruments, agreements and Contracts as if they had occurred prior to the date hereof and the Company will promptly amend any Disclosure Schedule which no longer is accurate.

         The Company prior to the Effective Time shall use commercially reasonable efforts to consummate the YESCO Transaction, those portions of the AJG Genco Transaction that are required to be consummated prior to the Closing Date, the AJG Gasco Transaction and the transactions contemplated by the ABB Loan Agreement; provided, however, that the final form of the YESCO Agreement, the ABB Loan Agreement and the agreement for the AJG Gasco Transaction shall be subject to the prior written approval of Parent, which approval shall not be unreasonably withheld or delayed.

                  SECTION 5.02. Conduct of Business by Parent Pending the Closing. Parent agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement and the other Transaction Documents, and the filing by Merger Sub of a Certificate of Amendment unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed (1) the businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) Parent shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations as Parent deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.02 of the Parent Disclosure Schedule or as contemplated by any other provision of this Agreement, the Board of Directors of Parent shall not (unless required by applicable Laws or stock exchange regulations) cause or permit Parent or any Parent Subsidiary to, and shall neither cause nor permit any of Parent's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its Certificate of Incorporation (other than by filing a certificate of correction) or Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of Parent or any Parent Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of Parent or any Parent Subsidiary (other than the issuance of shares issued upon the exercise of options and warrants set forth in Section 4.03(a) of the Parent Disclosure Schedule; or (ii) any property or assets of Parent or any Parent Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice for consideration that are not, in the aggregate, in excess of $250,000;
         (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement or other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $250,000; (iii) terminate, cancel or request any material change in, or agree to any material change in any Parent Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of Parent and the Parent Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $ 100,000 for Parent and the Parent Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(e);

                  (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of Parent or any Parent Subsidiary who are not officers of Parent, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Parent or any Parent Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable Law, or the terms of any Benefit Plan currently in effect or the terms of a collective bargaining agreement;

                  (g) take any action with respect to accounting policies or procedures, other than (i) actions in the ordinary course of business and consistent with past practice and (ii) actions otherwise in compliance with GAAP;

                  (h) waive, release, assign, settle or compromise any material claims or litigation;

                  (i) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (j) enter into or amend any agreement with, or make any loan or advance to any affiliates, officers, directors or employees of the Parent or a Parent Subsidiary;

                  (k) amend, terminate or waive any material right under any Material Contract;

                  (l) execute any definitive documentation or consummate any transaction respecting any Parent Outstanding Proposal except on terms substantially in accordance with the disclosure made by the Parent pursuant to Section 4.19(d) hereof; or

                  (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

         To the extent that Parent, after the date hereof, does any of the foregoing or enters into any agreement which would be a Material Contract if it were entered into prior to the date hereof, Parent 's representations and warranties shall apply to such actions, instruments, agreements and Contracts as if they had occurred prior to the date hereof and Parent will promptly amend any Disclosure Schedule which no longer is accurate.

                  SECTION 5.03. Cooperation. The Company and Parent shall coordinate and cooperate in connection with (i) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Parent Material Contracts or Company Material Contracts, in connection with the consummation of the Merger, and (ii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents, approvals or waivers.

                  SECTION 5.04.  Notices of Certain Events.  Each of the Company
and Parent shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Entity in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its Knowledge, threatened in writing against, relating to or involving or otherwise affecting the Company, Parent or their subsidiaries ; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Parent Material Contract or Company Material Contract; (v) any change that is reasonably likely to result in a Parent Material Adverse Effect or a Company Material Adverse Effect or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein and (vi) any inaccuracy in or inability to perform a party's representations, warranties, or covenants. No such notice shall be deemed to constitute a cure of any breach of representation, warranty, covenant or agreement.

                  SECTION 5.05. Contractual Consents. Prior to or at the Effective Time, each of the Company and Parent shall use its reasonable best efforts to prevent the occurrence, as a result of the Merger, of any event which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its subsidiaries is a party.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Proxy Statement and other SEC Filings.  (a) With reasonable and practicable promptness after the execution of this Agreement, and after receiving from the Company all information, including financial information, required of the Company, necessary to prepare required pro forma financial statements and after all pro forma financial statements required have been prepared, Parent shall prepare and file with the SEC a proxy statement relating to the meetings of the Parent's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "Proxy Statement"). Notwithstanding the previous sentence, the Parent shall not file the Proxy Statement with the SEC unless and until the Company shall have notified the Parent in writing that the Company Shareholders have approved the Merger by the requisite vote. Parent shall provide copies of the Proxy Statement to the Company prior to filing with the SEC and Parent will consider the Company's reasonable requests to modify the Proxy Statement. The Proxy Statement will include the Board of Directors of Parent's recommendation that Parent's stockholders approve the Plan of Merger; provided, however, that such Board of Directors will be entitled to withdraw such recommendation, and notify Parent's stockholders of such withdrawal, if such Board determines that its fiduciary obligations to Parent and its stockholders require such withdrawal. As promptly as practicable thereafter and subject to receiving all requisite approvals from all Governmental Entities and NASDAQ (if applicable), Parent shall mail the Proxy Statement to its stockholders. The Proxy Statement shall not seek a shareholder vote respecting the acquisition by Parent of the assets or equity securities of any company (other than the Company, Company Subsidiaries or any company in connection with the Cinergy Transaction) without the prior written approval of the Company, which approval shall not be unreasonably withheld.

                  (b)  Subject  to  Section   6.01(c)  hereof  the   information
regarding Parent in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (ii) the time of the Parent's Stockholders' Meeting (as hereinafter defined), and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any Parent Subsidiary should be discovered by Parent which should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company. All documents that the Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  (c) The Company shall provide to Parent all information, including all financial information to prepare the portion of the Proxy Statement respecting the Company, the Company Subsidiaries including, without limitation, pro forma financials. The Company shall ensure that the information regarding the Company and Company Subsidiaries provided to Parent for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (ii) the time of the Parent's Stockholders' Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, Company shall promptly inform Parent.

                  (d) Parent will make all filings (collectively the "Future SEC Reports") with the SEC that it is required to make between the date of this Agreement and the Closing Date under the Exchange Act. Each of the Future SEC Reports will comply with the requirements of the Exchange Act in all material respects.

                  SECTION 6.02. Stockholders' Meetings. The Company shall call and hold a meeting of its stockholders (or, if applicable, may take action of the stockholders of the Company by consent in lieu of a meeting) no later than 10 Business Days after the full execution of this Agreement and Parent shall call and hold a meeting of its stockholders (collectively, the "Stockholders' Meetings") within 30 Business Days following the date when the SEC authorizes Parent to distribute definitive proxy materials as promptly as practicable for the purpose of voting upon the approval of the Merger and the matters relating thereto. Parent and the Company shall use their reasonable best efforts to solicit from their stockholders proxies in favor of the approval of the Merger unless the board of directors of Parent or the Company, as applicable, determines in reasonable good faith that its fiduciary duties require otherwise.

                  SECTION 6.03. Access to Information. (a) Subject to Section 6.03(b) hereof, except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Parent or any of their respective subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Company and Parent shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof, and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) Each party hereto shall keep confidential and shall not disclose any confidential or proprietary information furnished or provided by the other Party hereunder and shall exercise reasonable precautions to safeguard and protect the confidentiality and integrity of such information, except that Parent and Company may make disclosures to their advisors, representatives, directors, officers, shareholders, employees and present and potential investors, lenders and their respective counsel and advisors who need to know such information to effectuate the intention of this Agreement provided such parties agree in writing to be bound by the confidentiality provisions contained in this Agreement. Disclosure will be permitted where (i) the party who has provided such confidential or proprietary information to the party seeking to disclose consents to such disclosure, (ii) such information is or becomes generally available to the public through no action of the disclosing party or its representatives, (iii) such information is received by the disclosing party from an independent third party whose disclosure of such information did not constitute a breach by that third party of any duty of confidentiality owed to the parties hereunder, or (iv) such disclosure shall be required by applicable Law or the rules of any exchange on which shares of Parent is listed or in a judicial, governmental or administrative proceeding.

                  SECTION 6.04. Appropriate Action; Consents; Filings. (a) The Company and Parent shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                  (b) (i) The Company and Parent shall give (and shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time.

                           (ii) In the event  that  either  party  shall fail to
obtain any third party consent escribed in subsection (b)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto which do not entail increased cost or risk to such party or its shareholders, officers or directors, to minimize any adverse effect upon the Company and Parent, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent in writing of any pending or, to the Knowledge of the Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock and Common Preferred Stock into the Merger Consideration pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or, to the Knowledge of the Company, its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries, or (iii) asserting or to its Knowledge threatening to assert dissenter's rights under DGCL ss.262.

                  (d) (i) The Company shall use all reasonable efforts to obtain prior to the Effective Date consents, in form and substance satisfactory to Parent and Merger Sub, from each of Hancock, with respect to the transactions contemplated by the Note Purchase Agreement and the related documents and ABB Energy Capital LLC ("ABB"), with respect to that certain Construction and Term Loan Agreement by and among ABB, BMC Energy LLC, Brookhaven Energy, LLC, Country Side Genco, L.L.C., Countryside Landfill Gasco, L.L.C., Morris Genco, LLC and Morris Gasco, L.L.C. (the "ABB Loan Agreement") and Parent shall provide, subject to the execution of standard confidentiality agreements, such reasonable information as is required by the consenting parties (the "Specific Third Party Consents").

                           (ii)     As part of the Company's reasonable  efforts
to obtain the consent of Hancock to the transactions contemplated by this Agreement, the Company shall propose the following arrangement to Hancock to take effect upon consummation of the Merger:

                  (A) The Letter of Credit (as defined in the Note Purchase Agreement) would be replaced by a guaranty or comparable arrangement by Cinergy Corp. of $2 million (the "Cinergy Guaranty") and a guaranty or comparable arrangement by AJG for the remaining amount of the Debt Service Reserve Minimum (as defined in the Security Agreement referred to in the Note Purchase Agreement) (the "AJG Guaranty"), each of which would (i) serve the purposes set forth in Section 3.04 of such Security Agreement (ii) otherwise meet the requirements for replacement of the Letter of Credit under the Note Purchase Agreement and related documents and (iii) be acceptable in form and substance to AJG, Cinergy Corp., the Company and Parent;

                  (B) The AJG Guaranty would provide that a condition of a drawing would be that it would secure amounts in excess of the Cinergy Guaranty, not to exceed $2 million. If the required aggregate amount of such guaranties under the Note Purchase Agreement is reduced due to a reduction in the Debt Service Reserve Minimum or otherwise, the amount of the AJG Guaranty shall be first reduced dollar for dollar until it has been eliminated before the amount of the Cinergy Guaranty is reduced; and

                  (C) The Parent would issue a corporate guarantee in favor of AJG in form and substance satisfactory to AJG and the Parent respecting any amounts drawn under the AJG LC.

The foregoing arrangement or an alternative arrangement acceptable in form and substance to AJG, Cinergy Corp., the Company and USE shall be referred to herein as the "Hancock Debt Service Reserve Arrangement".

         (e) The  Parent  shall  take all  actions  and  deliver  all  documents
necessary  to  effectuate  all  parts  of  the  Hancock  Debt  Service   Reserve
Arrangement applicable to the Parent in a timely manner.

         (f) From the date of this Agreement until the Effective Time, Parent shall promptly notify the Company in writing of any pending or, to the Knowledge of Parent, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock and Common Preferred Stock into the Merger Consideration pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or, to the Knowledge of the Parent, its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries.

                  SECTION 6.05. Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto by written update to its Disclosure Schedule of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied or which would cause any representation and warranty made in this Agreement to be inaccurate in any material respect, or (ii) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this
Section 6.05 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.06. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to receiving the consent of the non-disclosing parties, except as may be required by Law or any listing agreement with the NASDAQ. Any party seeking to make a disclosure pursuant to Law or any listing agreement with the NASDAQ shall, prior to such disclosure, demonstrate to the reasonable satisfaction of the non-disclosing parties that such disclosure is required.

                  SECTION 6.07. Employee Matters. (a) Employees. Prior to the Effective Time, the Company shall terminate the ZAPCO Senior Management Exit Plan at no cost to the Company in exchange for Parent agreeing to issue the benefits set forth in Section 6.07, with respect to Martin Laughlin, and Section 2.03, with respect to the other parties covered thereby, of the Parent Disclosure Schedule. As of the Effective Time the Surviving Corporation shall assume all obligations of the Company under all Company Benefit Plans, employment contracts and all other agreements with any employee of the Company which relate to employment, compensation or benefits and that are set forth in
Section 3.17(a) of the Company Disclosure Schedule. As of the Effective Time, Parent shall offer employment to Bernard Zahren and Merger Sub shall offer employment to each of the other then current employees of the Company set forth in Section 6.07(b) of the Parent Disclosure Schedule, in each case with the compensation packages as set forth on Section 6.07(b) of the Parent Disclosure Schedule attached hereto. Senior executive positions will be offered compensation packages that will include salary, cash bonus, stock options, 401-K and retirement savings plans, health and other types of insurance and other benefits, subject to the approval of the Board of Directors of the Parent or Surviving Corporation, as applicable. Stock options in Parent shall be granted to non-executive employees of the Company who accept employment with Parent or Surviving Corporation as part of their compensation package as set forth in
Schedule 2.03 hereto, subject to the approval of the Board of Directors of the Parent, or a committee thereof.

                  (b) Use of Company's Headquarters. As of the Effective Time the Company's and Parent's support and administrative staff shall be combined to provide the support and administrative staff to the Surviving Corporation. As of the Effective Time, the Company's headquarters located in Avon, Connecticut shall serve as the accounting, administrative and support location for the Surviving Corporation and Parent as of the Effective Time, and USE and the Surviving Corporation shall comply with the lease for such headquarters and the lease extension which is attached hereto as Exhibit 6.07(b). The corporate headquarters for Parent and the Surviving Corporation shall be located in the New York metropolitan area.

                  SECTION 6.08. Assumption of Agreements. The Surviving Corporation shall execute written consents, where required, to assume the obligations of the Company and its subsidiaries pursuant to the agreements listed in Section 6.08 of the Company Disclosure Schedule, which consents shall be in form and substance reasonably satisfactory to the Company.

                  SECTION 6.09. Indemnification of Directors and Officers. (a) Subject to the Company's compliance with Section 6.09(c) hereof, Parent and the Surviving Corporation agree that the indemnification obligations set forth in the Company's Certificate of Incorporation and the Company's By-Laws, in each case as of the date of this Agreement, shall survive the Merger as the indemnification obligations of the Surviving Corporation (and, prior to the Effective Time, Parent shall cause the Certificate of Incorporation and By-Laws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or its subsidiaries.

                  (b) Subject to the Company's  compliance  with Section 6.09(c)
hereof, the Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer of the Company and each subsidiary of the Company and each such person who served at the request of the Company or any subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or to the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving
Corporation shall elect to defend such action), and (ii) the Surviving Corporation shall make all decisions with respect to the defense of any such matter.

                  (c) Prior to the Effective Time, the Company shall obtain for the Company's current directors and officers liability insurance protection (the "D&O Insurance") for a period ending on the sixth anniversary of the Effective Date of the same kind and scope as that provided as of the date hereof by the Company's directors' and officers' liability insurance policies (copies of which have been made available to Parent), which insurance policy and provider shall be reasonably acceptable to Parent and which policy will provide, among other things, that such policy shall remain effective after the consummation of the Merger and contain a deductible per occurrence of no more than $50,000 and a coverage limit per occurrence of $1,000,000; provided, however, that any provider recommended by AJG shall be reasonably acceptable to Parent; provided, further, that the obligations pursuant to Section 6.09(a) and (b) shall not extend beyond the term of such D&O Insurance, shall not cover matters which are not covered by such D&O Insurance, shall not require indemnification in excess of the coverage limit in such D&O Insurance but shall require indemnification with respect to amounts not covered by such D&O Insurance on account of deductibles.

                  (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, all reasonable best efforts shall be made so that the successors and assigns of the Surviving Corporation honor the indemnification obligations set forth in this Section 6.09.

                  (e) The obligations of the Surviving Corporation, and Parent under this Section 6.09 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 6.09 applies without the consent of such affected director, officer, employees, agents or other persons (it being expressly agreed that each such director, officer, employee, agent or other person to whom this Section
6.09 applies shall be express third-party beneficiaries of this Section 6.09).

                  (f) Notwithstanding anything to the contrary under no circumstances shall the Surviving Corporation or the Parent have any indemnification obligation as to officers, directors of the Company or any Company Subsidiary with respect to acts or omissions relating to or arising from any breaches of representations, warranties or covenants with respect to any Transaction Document and any other agreement and instrument executed in connection with the transactions contemplated thereby, including in each case the exhibits, schedules and annexes thereto, by the Company or any Company Subsidiary.

                  SECTION 6.10. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                  SECTION 6.11 Audited Financial Statements.
                  (a)      The Company shall deliver or cause to be delivered to
          Parent:

                           (i)      Not  later  than November  30, 2000  an
unaudited, consolidated balance sheet statement of income, change of stockholder equity and cash flow for the Company and Company Subsidiaries for the ten month period ending October 31, 2000.

                            (ii) As soon as practicable,  complete detail of all
amounts paid to related parties
by the Company and Company Subsidiaries in the fiscal periods referenced above.

                  (b) The financial statement referenced in paragraph (a) shall be addressed to the Company, Merger Sub and Parent, shall present fairly the financial condition of the Company and its Subsidiaries covered by such financial statement as of such date and the results of operations of such Company and Company Subsidiaries for such period will be correct and complete in all material respects, will be prepared in accordance with GAAP consistently applied and in a manner consistent with the most recent audited financial statements contained in the Financial Statements (it being understood that in the event of an inconsistency between GAAP and the procedures used to prepare the most recent audited financial statements contained in the Financial Statement GAAP shall prevail) and shall be in a form that would comply with the requirements of Section 13 of the Exchange Act if the Company's securities were registered under Section 12 of the Exchange Act.

                   SECTION 6.12 Representation Letters. The Company shall take all reasonable action to obtain the Representation Letters from Company Shareholders who are receiving Parent Common Stock, Parent Preferred Stock and Parent Warrants.

                  SECTION 6.13 ESI Option. ESI and the Company anticipates entering into a purchase option agreement substantially consistent with the term sheet attached hereto as Exhibit 6.13 (the "ESI Option Agreement Term Sheet)" providing certain of the Company's stockholders (the "Company Shareholders") with the right, but not the obligation, to purchase membership interests in ESI and certain of Parent's Series B Warrants (the "ESI Warrants") .

                  SECTION 6.14 AJG Gasco Transaction. The Company agrees that as of the Effective Time, the AJG Gasco Transaction shall have been consummated on terms and conditions substantially in conformance with the terms and conditions contained in the Cinergy Gasco Purchase and Sale Agreement. The parties acknowledge and agree that the Company will structure the AJG Gasco Transaction, as it shall be in effect at and after the Effective Time, in order to maximize tax and other financial benefits to the Company, and as such, payments from AJG will be reasonably similar (but not identical) in each payment period to the payments to be made by CGS pursuant to the Cinergy Gasco Purchase and Sale Agreement, provided that the total payments through 2007 and the net present value (at an 11% after-tax discount rate) of such payments to the Company will differ from the payments and the net present value (at an 11% after-tax discount rate) of such payments made by CGS pursuant to the Cinergy Gasco Purchase Agreement by no more than 1%. The Company agrees that the terms and conditions of the AJG Gasco Transaction shall be subject to the consent of USE and CGS, which consent shall not be unreasonably withheld or delayed.


                  SECTION 6.15. Plan of Recapitalization. If Parent effectuates a plan of recapitalization it shall, as a part of such recapitalization, file a Certificate of Designation (the "Certificate of Designation") for its Series D Preferred Stock (the "Parent Series D Preferred Stock"), which Certificate of Designation shall be substantially in the form of Exhibit 6.15 hereto and thereafter the Parent Series A Preferred Stock shall be exchanged for shares of the Parent Series D Preferred Stock.

                                   ARTICLE VII

                               CLOSING CONDITIONS

                  SECTION 7.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company and the stockholders of Parent (collectively, the "Stockholder Approvals").

                  (b) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  (c) Consents and Approvals. All consents, approvals and authorizations legally required to be obtained to consummate the Merger, including, but not limited to, NASDAQ, Hancock and ABB if required, the approval of the Company's lenders and, if required, the majority owner of the Company's interests in gas operating projects, shall have been obtained in form and substance satisfactory to Parent and Merger Sub.

                  (d) YESCO Acquisition. The Company shall have consummated its acquisition of certain assets of YESCO pursuant to the YESCO Agreement.

                  (e) Cinergy Investment. CES shall have consummated the transactions described in the Cinergy Subscription Agreement and CGS and AJG shall have entered into the Cinergy Gasco Purchase and Sale Agreement.

                  (f)      Reserved.

                  (g) AJG. The Company shall have consummated the AJG Gasco Transaction and those aspects of the AJG Genco Transaction that are required to be consummated prior to the Effective Time pursuant to the AJG Agreement.

                  SECTION 7.02. Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Parent shall have received a certificate of the President, Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the President, Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (c) Transaction Documents. None of the Cinergy Subscription Agreement, the Cinergy Gasco Purchase and Sale Agreement, the Guarantees, the AJG Agreement, the Merger Sub Stockholder Agreement, the Zahren Employment Agreement, the Registration Rights Agreement, the Escrow Agreement, the Indemnification Agreement, the Voting Agreement and the Termination Fee Agreement (these documents together with the Agreement are referred to as the "Transaction Documents") shall have been modified or terminated or challenged in a court.

                  (d) Opinion of Counsel. At or prior to the Effective Time, Tannenbaum Helpern Syracuse & Hirschtritt LLP, counsel to the Company, shall have delivered to Parent an opinion substantially in the form attached hereto as Exhibit 7.02(d).

                  (e) Securities Law Compliance. At or prior to the Effective Time, all filings necessary under federal and state securities laws to permit the issuance and delivery of the shares of Parent Common Stock, Parent Preferred Stock and Parent Warrants in connection with the Merger in compliance with such laws shall have been made, and any authorizations in connection therewith from all applicable securities regulatory authorities shall have been obtained.

                  (f) Additional Deliveries by the Company. At or prior to the Effective Time, the Company shall deliver or cause to be delivered to
         Parent:

                           (i) With respect to the Company and the Company Subsidiaries, a complete and correct copy of their respective
                  (i) Certificates of Incorporation or other organization agreement or document, as amended to date, certified by the Secretary of State of their state or country of organization, and (ii) By-Laws, operating agreement or partnership agreement, as amended to date, certified by their respective Secretary or Assistant Secretary.

                           (ii) Certificates of good standing as of a date within thirty (30) days prior to the Effective Time issued by
                  (i) the Secretary of State of the State of Delaware, with respect to the Company, and (ii) the Secretary of State of each state in which the Company or a Company Subsidiary is authorized to transact business as a foreign corporation to the effect that the Company is duly qualified as a foreign corporation in such state.

                           (iii) Such other certificates and  representations as
                  are reasonably requested by Tannenbaum Helpern Syracuse & Hirschtritt LLP in order to render the opinion required pursuant to Sections 7.02(d) hereof.

                           (iv) Such further  instruments or documents as Parent
                  or its counsel may reasonably request to assure the full and effective completion of the Merger and to assure the effective completion of the transactions contemplated hereby.

                  (g) No Material Adverse Effect. As of the Effective Time, there shall not have been a Company Material Adverse Effect.

                   (h) Specific Third Party Consents. The Company shall have obtained the Specific Third Party Consents in form and substance satisfactory to Parent and Merger Sub.

                  (i) Representation Letter. Company shareholders who are receiving Parent Common Stock, Parent Preferred Stock and Parent Warrants shall execute a private placement "representation letter" in the form annexed as Exhibit 7.02(i) hereto (the "Representation Letter").

                  (j) AJG. The Company shall have formalized in writing its loan indebtedness to AJG in the form of a subordinated secured note (i) with a principal amount not in excess of $3,800,000, (ii) with interest not in excess of 8% per annum, (iii) with a payment schedule providing for no principal or interest payments due for the year ending December 31, 2001 and thereafter quarterly self-amortizing payments over the following five years, (iv) which is pre-payable at any time without penalty, but which shall not be accelerated due to the Merger and the transactions contemplated by this Merger Agreement, and (v) with such other terms as shall be reasonably acceptable to Parent.

                  (k) Guarantee. CES shall have executed and delivered the Guarantee.

                  (l) Hancock Debt Service Reserve Arrangement. Each of AJG and Cinergy Corp. shall have taken all actions and delivered all documents necessary to effectuate all parts of the Hancock Debt Service Reserve Arrangement applicable to it, and Hancock shall have consented to the Hancock Debt Service Reserve Arrangement.

                  SECTION 7.03. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions:

                  (a)    Representations    and   Warranties.    Each   of   the
         representations and warranties of the Parent contained in this Agreement, shall be true and correct in all material respects as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Company shall have received a certificate of the President, Chief Executive Officer or Chief Financial Officer of Parent to that effect.

                  (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the President, Chief Executive Officer or Chief Financial Officer of Parent to that effect.

                  (c) Transaction Documents. None of the Transaction Documents shall have been modified or terminated or challenged in a court.

                  (d) Opinion of Counsel. At or prior to the Effective Time, Robinson Brog Leinwand Greene Genovese & Gluck P.C., counsel to the Parent and Merger Sub, shall have delivered to the Company an opinion substantially in the form attached hereto as Exhibit 7.03(d).

                  (e) Securities Law Compliance. At or prior to the Effective Time, all filings necessary under federal and state securities laws to permit the issuance and delivery of the shares of Parent Common Stock in connection with the Merger in compliance with such laws shall have been made, and any authorizations in connection therewith from all applicable securities regulatory authorities shall have been obtained.

                  (f) No Material Adverse Effect. As of the Effective Time, there shall not have been a Parent Material Adverse Effect.

                  (g) Board of Directors; Executive Management. Parent shall have agreed that Bernard Zahren and one other former stockholder (or officer of such stockholder) of the Company reasonably acceptable to Parent and the Company shall become members of the board of directors of Parent (the "Board") as of the Effective Time. Parent shall have established a three (3) person executive committee to be composed, after the Closing, of Goran Mornhed, Lawrence I. Schneider and Bernard Zahren, to govern the day-to-day business and operations of Parent and to provide strategy and policy recommendations to the Board.

                   (h) Parent Series C Preferred Stock; Parent Warrants. Parent shall have amended its Certificate of Incorporation to authorize the Parent Series C Preferred Stock and Parent shall have reserved a sufficient number of shares of Parent Common Stock for issuance upon the conversion of the Parent Preferred Stock and the exercise of the Parent Warrants.

                   (i) ESI Note. ESI shall have paid the entire outstanding principal amount of the ESI Note less any amounts which the Company Shareholders agreed in writing to pay to ESI to acquire interests in ESI pursuant to subscription agreements but did not pay.

                  (j) Change of Control. There shall not have been a Change of Control of Parent and Parent shall not have entered into a transaction that would result in such a Change of Control.

                  (k)  By-laws.   The  Parent  shall  have  in  effect   by-laws
         substantially in the form of Exhibit 7.03(k).

                  (l) Guarantees. USE and CES shall have executed and delivered the Guarantees.

                  (m) ESI Offer. ESI shall have made an offer in accordance with the terms set forth in the ESI Option Agreement Term Sheet to the Zapco Accredited Stockholders (as defined therein).

                  (n) Hancock Debt Service Reserve Arrangement. Each of the Parent and Cinergy Corp. shall have taken all actions and delivered all documents necessary to effectuate all parts of the Hancock Debt Service Reserve Arrangement applicable to it, and Hancock shall have consented to the Hancock Debt Service Reserve Arrangement.


                                  ARTICLE VIII

                           TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company and Parent:

                  (a)      by mutual consent of Parent and the Company;

                  (b) (i) by Parent, if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.02(a) or
         Section 7.02(b) will not be satisfied and such breach or condition has not been promptly cured within 20 days following receipt by the Company of written notice of such breach;

                           (ii) by the Company, if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied and such breach or condition has not been promptly cured within 20 days following receipt by Parent of written notice of such breach;

                  (c) by either Parent or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

                  (d) by either Parent or the Company if the Merger shall not have been consummated before the earlier of (i) the Termination Date and (ii) the sixtieth day after the date of the last to occur of the Stockholders' Meetings if and only if no willful breach of any representation, warranty or covenant by the party seeking to terminate is a substantial cause of the failure of the Merger to be consummated by such date;

                  (e) by (1) either Parent or the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company or the stockholders of Parent at the Stockholders' Meetings or any adjournment or postponement thereof and
         (2) Parent in the event it has not received written notification from Company on or before December 11, 2000 that the Company's Shareholders have approved the Merger by the requisite vote if and only if no willful breach of any representation, warranty or covenant by the party seeking to terminate is a substantial cause of the failure to receive the required vote;

                  (f) by Parent in accordance with clause (i) of the proviso of the first sentence of Section 2.01(b), and Section 3.20(c) hereof;

                  (g) by the Company in accordance with clause (i) of the proviso of the first sentence of Section 2.01(b), and Section 4.18(c) hereof;

                  (h) in accordance with Section 2 of the Termination Fee Agreement.

                  This Agreement will be terminated and be void and of no effect in the event Hancock does not consent in writing within ten Business Days (it being understood that neither Thanksgiving Day nor the day following Thanksgiving Day shall be deemed to be a Business Day) from the date hereof to the Company's entering into the Merger Agreement and the Exhibits hereto to which the Company is a party and which are to be entered into as of the date hereof; provided, however, that the terms of the consent are subject to the prior approval of Parent and Merger Sub.

                  SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement by either the Company or Parent pursuant to
Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company, other than the provisions of this Section 8.02, and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this
Agreement; provided, however, that such termination shall not terminate or otherwise affect the Termination Fee Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would be prohibited by Section 251(d) of the DGCL. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.05. Fees and Expenses. All expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, however, that in the event that the transactions contemplated by this Agreement are consummated, all expenses related to this Agreement and the transactions contemplated hereby shall be paid by the Surviving Corporation at Closing.


                                   ARTICLE IX

GENERAL PROVISIONS

                  SECTION 9.01. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Section 6.06,
Article II and Article IX and except as  otherwise  provided  herein or in other agreements delivered herewith, including, without limitation, the Indemnification Agreement and the Voting Agreement.

                  SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be sent by reputable overnight courier next day delivery and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

                  (a)      If to Parent or Merger Sub:
                           U.S. Energy Systems, Inc.
                           One North Lexington Avenue, 4th Floor
                           White Plains, New York, 10601
                           Facsimile No.:  914-271-5315
                           Attention: Goran Mornhed, President and Chief Operating Officer

                           With a copy to:
                           Robinson Brog Leinwand
                           Greene Genovese & Gluck P.C.
                           1345 Avenue of the Americas
                           New York, New York 10105
                           Facsimile No.: 212-956-2164
                           Attention:  Allen J. Rothman, Esq.

                           and to CES:
                           Cinergy Corp.
                           221 East Fourth Street
                           Cincinatti, Ohio  45201
                           Attention: Jerome Vennemann, Esq.
                           Facsimile:  513-287-1362


                           with a copy to:
                           Cinergy Energy Solutions, Inc.
                           1000 East Main Street
                           Plainfield, IN  46168
                           Attention: M. Stephen Harkness, President & COO
                           Facsimile: 317-838-2090
                           and


                   (b)     If to the Company:
                           Zahren Alternative Power Corporation
                           40 Tower Lane
                           Avon, CT 06001
                           Facsimile No.: (860) 677-6054
                           Attention: Bernard J. Zahren, President

                           With a copy to:
                           Shipman & Goodwin LLP
                           One American Row
                           Hartford, CT 06103-2819
                           Facsimile No.:  (860) 251-5999
                           Attention:  John H. Lawrence Jr., Esq.
                                       Marcus D. Wilkinson, Esq.
                           and

                           Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue
                           New York, NY 10022
                           Facsimile No.:  (212) 826-0773
                           Attention:  Stephen Rosenberg, Esq.

                  SECTION 9.03. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 9.05. Entire Agreement. This Agreement (together with the Exhibits, Disclosure Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof including without limitation the Letter of Intent by and among the Company, the Parent and Cinergy Solutions, Inc. dated July 27, 2000 and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

                  SECTION 9.06. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 9.07. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement (other than Sections 6.07 and 6.09 to the extent the obligations described therein run to the benefit of any third party), express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.08. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

                  SECTION 9.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

                  SECTION 9.10. Jurisdiction. Each party hereby irrevocably: (1) agrees that any suit, action, or other legal proceeding arising out of this Agreement or out of any of the transactions contemplated hereby or thereby, may be brought in any New York court or United States federal court located in the County of New York; (2) consents to the jurisdiction of each such court in any such suit, action, or legal proceeding; (3) waives any objection which such party may have to the laying of venue of any such suit, action, or legal proceeding in any of such courts; (4) agrees that New York is the most convenient forum for litigation of any such suit, action, or legal proceeding; and (5) designates the Secretary of State of the State of New York as such party's agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or legal proceeding brought in any such court, and agrees and consents that any such service of process upon such agent shall be taken and held to be valid personal service upon such party and that any such service of process shall be of the same force and validity as if service were made upon such party according to the laws governing the validity and requirements of such service in the State of New York, and waives all claim of error by reason of any such service.

                  SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.12 Appointment of Agent. The Major Shareholder Agent (as defined in the Indemnification Agreement) is appointed as the representative of Zapco's shareholders to take any action and receive any notice on behalf of such shareholders following the Effective Time under any of the Transaction Documents as set forth herein and therein.

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above.


                                      U.S. ENERGY SYSTEMS, INC.


                                      By:/s/    Goran Mornhed
                                         ---------------------------------
                                         Name:  Goran Mornhed
                                         Title: President and
                                         Chief  Operating Officer


                                      USE ACQUISITION CORP.


                                      By: /s/   Goran Mornhed
                                          ---------------------------------
                                          Name:
                                          Title:


                                      ZAHREN ALTERNATIVE POWER CORPORATION

                                      By: /s/   Bernard J. Zahren
                                          ----------------------------------
                                          Name:  Bernard J. Zahren
                                          Title: President

                                     ANNEX 1

                                  DEFINED TERMS

                  (a) Certain Terms Defined. As used in this Agreement, the following terms have the respective meanings set forth below in the Section hereof following such term:

                  "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person;

                  "Business" means (i) with respect to the Company, the business of the Company and the Company's Subsidiaries, and (ii) with respect to Parent, the business of Parent, Merger Sub and the Parent's Subsidiaries;

                  "Business Day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

                  "Change of Control" means the occurrence of any of the following events with respect to any specified Person: (a) there shall be consummated (i) any merger, consolidation or combination (excluding the transactions contemplated by the Merger Agreement) (any, a "Combination") involving such Person in which such Person is not the continuing or surviving corporation, or pursuant to which shares of such Person's voting stock would be converted in whole or in part into cash, other securities or other property, other than a Combination involving such Person in which the holders of such Person's voting stock immediately prior to the Combination have substantially the same proportionate ownership of voting stock of the surviving corporation immediately after the Combination, or (ii) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of such Person, or (b) any other Person or a subsidiary thereof or any employee benefit plan sponsored by such Person or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of such Person in substantially the same proportions as their ownership of stock of such Person, other than a party hereto or any Affiliate of any such party, shall become the Beneficial Owner of securities of such Person representing 50% or more of the combined voting power of the then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors of such Person, as a result of a tender or exchange offer, open market purchase or purchases, privately negotiated purchase or otherwise or (ii) any other Person (other than any Person that is an affiliate of any party hereto) (the "Offeror") shall formally announce its intention to commence a tender offer or exchange offer for 50% or more of the outstanding voting securities of such specified Person if the Offeror has the financial means of consummating such tender offer or exchange offer.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Project or Projects" means the projects identified on
Section 3.19 of the Company Disclosure Schedule.

                  "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder;

                  "Extraordinary Working Capital" means the net result, as of the Effective Time, of (A) the sum of all current receivables incurred by the Company other than in the ordinary course of business, minus (B) the sum of all current payables incurred by the Company other than in the ordinary course of business, including any Nonqualifying Current Payables (as such term is defined in Section 2.06), in each case as reflected on the Effective Date Balance Sheet;

                  "GAAP" means United States generally accepted accounting principles;

                  "Governmental   Order"  means  any  order,   writ,   judgment,
injunction, decree, stipulation, determination or award entered by or with any Governmental Entity;

                  "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder;

                  "Indebtedness" means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of properties or assets purchased, (iii) all guaranties, endorsements (other than endorsements in the ordinary course of business), assumptions, and other contingent obligations, in respect of, or to purchase or to otherwise acquire, indebtedness of others, (iv) all indebtedness secured by mortgage, pledge, security interest, or lien existing on property owned which is subject to such mortgage, pledge, security interest, or lien, whether or not the indebtedness secured thereby shall have been assumed, and (v) all capitalized lease obligations (excluding obligations under operating leases) including but not limited to all long term debt, including the current portion thereof, including all notes payable, long term accounts payable, debts associated with minority interests and the Illinois subsidy liability.

                  "Indenture of Trust and Security Agreement" shall mean that Indenture of Trust and Security Agreement dated as of November 30, 1999 by and among the Company and certain Company Subsidiaries described therein and the Chase Manhattan Bank, as trustee, respecting the Hancock Notes, as it may be amended from time to time (including without limitation the First Amendment to Indenture of Trust and Security Agreement dated as of March 14, 2000.)

                  "Knowledge" shall mean in the case of the Company, the actual knowledge of Bernard J. Zahren, Martin Laughlin, Richard Augustine and Michael Carolan after reasonable inquiry and in the case of the Parent, the actual knowledge of Goren Mornhed, Sy Beder, Howard Nevins and Larry Schneider after reasonable inquiry.

                  "lease" means and includes any and all leases, subleases, sale/leaseback agreements or similar arrangements;

                  "Major Shareholders" means Bernard J. Zahren, Finova Mezzanine Capital Corp., AJG, Environmental Opportunities Fund, Environmental Opportunities Fund Cayman, Frederic Rose, M&R Associates, Martin Laughlin, Richard Augustine and Michael Carolan and their heirs, successors and assigns;

                  "Merger Consideration Value" shall mean the sum of (i) Cash Payment which the recipient(s) in question are entitled to receive at the Closing pursuant to Schedule 2.01(a) hereto, (ii) the product of (A) the number of shares of Parent Series C Preferred Stock which the recipient(s) in question are entitled to receive at the Closing pursuant to Schedule 2.01(a) hereto and
(B) $30, (iii) the product of (A) the number of shares of Parent Common Stock which the recipients in question are entitled to receive at the Closing pursuant to Schedule 2.01(a) hereto and (B) Average Parent Share Price, (iv) the product of the number of Parent Warrants which the recipient(s) in question are entitled to receive at the Closing pursuant to Schedule 2.01(a) hereto and (B) the greater of (i) $0.00 and (ii) the Average Parent Share Price less the exercise price, and (v) the Contingent Merger Payment.

                  "Note Purchase Agreement" shall mean that Note Purchase Agreement dated as of November 30, 1999 respecting $42,300,000 9.47% Senior Secured Notes Series A due December 31, 2014 and $10,000,000 Senior Secured Notes Series B due December 31, 2014 (collectively the "Hancock Notes") by and among the Company and certain Company Subsidiaries described therein and the parties described on Exhibit A thereto as it may be amended from time to time.

                  "Ordinary Course Working Capital" means the net result,  as of the Effective Time, of (A) the sum of all current assets incurred by the Company in the ordinary course of business, minus (B) the sum of all current liabilities (including without limitation accounts payable and accrued) incurred by the Company in the ordinary course of business, in each case as reflected on the Effective Date Balance Sheet plus (Company) unrestricted cash, shown on the Effective Date Balance Sheet as an asset of the Company which has not been set aside or reserved for Construction Projects. In calculating the Ordinary Course Working Capital, current assets shall include, among other items, any receivable originating from the sale of the Company's property at 40 Tower Lane, Avon and exclude (i) restricted cash associated with Construction Projects, (ii) Illinois subsidy cash and (iii) payments made by AJG prior to the Effective Time in connection with the YESCO Transaction and the Cinergy Transaction. In calculating the Ordinary Course Working Capital, current payables shall include, among other items, (i) the accrued bonuses and deferred salaries of Company personnel in an aggregate amount not to exceed $200,000, (ii) all transaction costs including the professional fees and expenses of the Company's accountants, investment bank and counsel incurred in connection with the negotiation of this Agreement and agreements related hereto and the consummation of the transactions contemplated hereby and thereby in an amount not to exceed $700,000 and (iii) any premiums for the D&O Insurance incurred prior to the Effective Time. In the event the Ordinary Course Working Capital reflected on the Effective Date Balance Sheet is less than zero, the Effective Date Balance Sheet shall include a footnote confirming that the current payables reflected on the Effective Date Balance Sheet do not include any amounts declared or paid to the Company's stockholders other than the accrued bonuses and deferred salaries of Company personnel in an aggregate amount not to exceed $200,000. For purposes of this definition of Ordinary Course Working Capital "ordinary course of business" shall consist of the operation of the existing project portfolio, ongoing Construction Projects (including outlays for such Projects), in-house costs associated with ongoing development efforts and costs associated with the consummation of the Merger, the YESCO Acquisition and the ABB Loan Agreement.

                  "Parent's Disclosure Documents" means Parent's Form 10-K for the year ended January 31, 2000, 2000 Annual Report to Stockholders, Proxy Statement for the annual meeting of the Parent's shareholders on November 16, 1999, Form 10-Q for the period ended April 30, 2000 and Form 10-Q for the period ended July 31, 2000.

                  "Parent Project or Projects" means the projects  identified in
Section 4.17 of the Parent Disclosure Schedule.

                  "person"  means  an  individual,   corporation,   partnership,
limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  "Qualified Project" means a Project that satisfies all of the following criteria: (a) the Company Project produces qualified fuel within the meaning of Section 29(c)(1)(B)(ii) of the Code; (b) the Company Project was originally placed in service no earlier than January 1, 1980, and no later than June 30, 1998, within the meaning of Sections 29(f) and (g) of the Code; (c) if the Company Project was originally placed in service after December 31, 1996, it was placed in service pursuant to a binding written contract in effect before January 1, 1997, within the meaning of Section 29(g)(1)(A) of the Code; and (d) no federal, state or local grants, tax-exempt bonds or subsidized energy financing was used to pay any part of the cost of the Project within the meaning of Section 29(b) (3) of the Code, and no energy credits or enhanced oil recovery credits were claimed by Seller or any prior owner with respect to the Project, unless already recaptured (as described in Sections 29(b)(4) and (5) of the Code).

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder;

                  "Shareholder's Percentage Share" shall mean the percentage derived by dividing (i) the Merger Consideration Value which the Shareholder whose Percentage Share is being measured is entitled to receive under Section
2.01 hereof and (ii) the aggregate Merger Consideration Value which all of the Shareholders are entitled to receive under Section 2.01 hereof.

                  "Special Shareholders" mean those holders of Company Common Stock identified as such on a certificate provided by the Company to Parent at least 5 business days prior to the Closing Date; provided, however, that if no such certificate is provided by such time there shall be no Special
Shareholders. Such certificate shall state the number of shares of Company Common Stock held by such Special Shareholders.

                  "subsidiary" or "subsidiaries" of Parent, the Company, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which Parent, the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), either owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity interests the holders of which are generally entitled to vote for the election, or has the ability, directly or indirectly, to cause the appointment of a majority of the board of directors or other governing body of such corporation or other legal entity; and

                  "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customers' duties, tariffs, and similar charges.


                  (b) Index of Certain Additional Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth in the Section hereof following such term:


Term                                                                                Section

Additional Parent Common Stock .................................................    Section 2.01(b)
Agreement ......................................................................    Preamble
AJG ............................................................................    Recitals
AJG Agreement...................................................................    Recitals
AJG Gasco Transaction ..........................................................
AJG Genco Transaction...........................................................    Recitals
Assets..........................................................................    Section 3.11(a)
Audited 2000 Financial Statements...............................................    Section 2.05(a)
Authorized Parent Preferred Stock ..............................................    Section 4.03
Average Parent Share Price......................................................    Section 2.01(c)
Benefit Plans ..................................................................    Section 3.17(a)
Board...........................................................................    Section 7.03(g)
Cash Payment ...................................................................    Section  2.01(a)
CERCLA .........................................................................    Section 3.20(d)
CERCLIS.........................................................................    Section 3.20(d)
Certificate.....................................................................    Section 2.02
Certificates of Merger .........................................................    Section 1.02
CES.............................................................................    Recitals
CGS.............................................................................    Recitals
Cinergy Gasco Purchase and Sale Agreement.......................................    Recitals
Cinergy Subscription Agreement..................................................    Recitals
Cinergy Transactions............................................................    Recitals
Claims..........................................................................    Section 3.20(d)
Closing.........................................................................    Section 2.04
Closing Date....................................................................    Section 2.04
Code ...........................................................................    Recitals
Company ........................................................................    Preamble
Company Common Stock ...........................................................    Section 2.01(a)
Company Disclosure Schedule ....................................................    Article III
Company Material Adverse Effect.................................................    Section 3.01
Company Option..................................................................    Section 2.03
Company Outstanding Proposals ..................................................    Section 3.21(d)
Company Preferred Stock ........................................................    Section 2.01(a)
Company Project ................................................................    Section 3.19
Company Shareholder.............................................................    Section  6.14
Company Stock Option Plans......................................................    Section 2.03
Company Subsidiary .............................................................    Section 3.05(a)
Competing Transaction...........................................................    Section 6.01(c)
Construction Deficit............................................................    Section 2.05(b)
Construction Reserve............................................................    Section 2.05(b)
Contingent Merger Payment.......................................................    Section 2.01(a)
CSHC............................................................................    Recitals
CSHC Guarantee..................................................................    Recitals
Customer Contracts..............................................................    Section 3.21(a)(iii)
D&O Insurance ..................................................................    Section 6.09
DGCL ...........................................................................    Recitals
DOL ............................................................................    Section 3.17(a)
Draft Effective Date Balance Sheet..............................................    Section 2.05(a)
Effective Date Balance Sheet....................................................    Section 2.05(a)
Effective Date..................................................................    Section 1.02
Effective Date Report...........................................................    Section 2.05(a)
Effective Time .................................................................    Section 1.02
Engineer........................................................................    Section 2.05(b)
Environmental Claims............................................................    Section 3.20(d)
Environmental Laws .............................................................    Section 3.20(d)
Environmental Permits ..........................................................    Section 3.20(d)
ERISA ..........................................................................    Section 3.17(a)
Escrow Agreement ...............................................................    Recitals
ESI.............................................................................    Recitals
ESI Option......................................................................    Recitals
ESI Option Agreement............................................................    Section 6.14
ESI Warrants....................................................................    Section 6.14
Excess Reduction................................................................    Section 2.05(b)
Extraordinary Working Capital Deficit...........................................    Section 2.05(b)
FERC ...........................................................................    Section 3.29
FPA ............................................................................    Section 3.29
Financial Statements............................................................    Section 3.06
Future SEC Reports..............................................................    Section 6.01(d)
Governmental Entity ............................................................    Section 3.04
Guarantee ......................................................................    Section 2.01(a)
Hancock ........................................................................    Section 3.27
Hazardous Materials ............................................................    Section 3.20(d)
Indemnified Parties.............................................................    Section 6.09(b)
Indemnification Escrow Shares...................................................    Section 2.01(a)
Indemnification Agreement ......................................................    Recitals
IRS ............................................................................    Section 3.17(a)
KRC.............................................................................    Section 2.05(a)
Law ............................................................................    Section 3.04
Liabilities ....................................................................    Section 3.15
Loan Agreements ................................................................    Section 3.21(a)(ii)
Material Contracts .............................................................    Section 3.21(a)
Merger .........................................................................    Recitals
Merger Consideration............................................................    Section 2.01(a)
Merger Sub .....................................................................    Preamble
Merger Sub Common Stock ........................................................    Section 2.01(e)
Merger Sub Stockholders Agreement  .............................................    Recitals
Most Recent Audited Balance Sheet...............................................    Section 2.05(a)
NGA ............................................................................    Section 3.29
Nonqualifying Current Payable...................................................    Section 2.06(d)
Ordinary Course Working Capital Deficit.........................................    Section 2.05(b)
Outstanding Construction Cost...................................................    Section 2.05(b)
Parent .........................................................................    Preamble
Parent Assets...................................................................    Section 4.10(a)
Parent Benefit Plans............................................................    Section 4.15(a)
Parent Common Stock ............................................................    Section 2.01(a)
Parent Customer Contracts.......................................................    Section 4.19(iii)
Parent Disclosure Schedule......................................................    Article IV
Parent Financial Statements.....................................................    Section 4.24(b)
Parent Loan Agreements..........................................................    Section 4.19(a)(ii)
Parent Material Adverse Effect..................................................    Section 4.01
Parent Material Contracts.......................................................    Section 4.19(a)
Parent Option...................................................................    Section 4.03(a)
Parent Outstanding Proposals....................................................    Section 4.19(d)
Parent Permits..................................................................    Section 4.07
Parent Projects.................................................................    Section 4.17
Parent SEC Reports .............................................................    Section 4.24(a)
Parent Series C Preferred Stock.................................................    Section 2.01(a)
Parent  Stock Option Plans......................................................    Section  4.03(a)
Parent Subsidiary...............................................................    Section 4.05(a)
Parent Warrants.................................................................    Section 2.01(a)
Permits ........................................................................    Section 3.08
Proxy Statement.................................................................    Section 6.01(a)
PUHCA...........................................................................    Section 3.29
PURPA ..........................................................................    Section 3.29
Qualifying Facility.............................................................    Section 3.29
Registration Rights Agreement...................................................    Recitals
Representation Letter ..........................................................    Section  7.02(i)
Representatives.................................................................    Section 6.03(a)
Series A Stock..................................................................    Section 2.01(a)
Series B Stock..................................................................    Section 2.01(a)
Series C Stock..................................................................    Section 2.01(a)
Shareholder Representative .....................................................    Section 2.05(b)
Shareholders....................................................................    Section 2.05(a)
Shortfall.......................................................................    Section 2.05(b)
Signing Options.................................................................    Section 2.03
Specific Third Party Consents...................................................    Section 6.04(d)
Stockholders' Approvals.........................................................    Section 7.01(a)
Stockholders' Meetings..........................................................    Section 6.02
Surviving Corporation ..........................................................    Section 1.01
Termination Date................................................................    Section 2.04
Transaction Documents...........................................................    Section 7.02(c)
Voting Agreement ...............................................................    Recitals
Warrant Shares..................................................................    Section 2.01(a)
Working Capital Escrow Shares...................................................    Section 2.01(a)
YESCO...........................................................................    Recitals
YESCO Agreement.................................................................    Recitals
YESCO Transaction...............................................................    Recitals
Zahren Employment Agreement ....................................................    Recitals

                                     ANNEX 2
                         PARENT SERIES C PREFERRED STOCK
                           CERTIFICATE OF DESIGNATION
                                 TO BE ATTACHED